                                                                     EXHIBIT 99




                          PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG
            SOFTWARE SPECTRUM, INC., SOFTWARE SPECTRUM (NZ) LIMITED

                                      AND

                           ESSENTIALLY GROUP LIMITED,
                        ESSENTIALLY GROUP (NZ) LIMITED,
                   ESSENTIALLY SOFTWARE (WELLINGTON) LIMITED,
                            THE MCNABB FAMILY TRUST,
                           MCNABB NO. 2 FAMILY TRUST,
                           MCNABB NO. 3 FAMILY TRUST,
                    RMAD TRUST, DAVID COLVIN AND GARY MCNABB





                                 APRIL 2, 1996

                               TABLE OF CONTENTS

                                                                                     Page
                                                                                     ----
ARTICLE I
                                                 PURCHASE AND SALE    . . . . . . . .   2
                                                 -----------------
         1.1     Purchase Transaction . . . . . . . . . . . . . . . . . . . . . . . .   2
                 --------------------
         1.2     Purchase and Sale of Assets  . . . . . . . . . . . . . . . . . . . .   2
                 ---------------------------
         1.3     Excluded Assets  . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 ---------------
         1.4     Transfer and Conveyance  . . . . . . . . . . . . . . . . . . . . . .   4
                 -----------------------
         1.5     Assumption of Certain Obligations  . . . . . . . . . . . . . . . . .   4
                 ---------------------------------

ARTICLE II
                                                 CONSIDERATION  . . . . . . . . . . .   5
                                                 -------------
         2.1     Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 -------------
         2.2     Sellers' Representative  . . . . . . . . . . . . . . . . . . . . . .   7
                 -----------------------
         2.3     Tax Considerations . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 ------------------

ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF THE SELLING GROUP  . . . . . . .   9
                   ---------------------------------------------------
         3.1     Organization and Authorization . . . . . . . . . . . . . . . . . . .   9
                 ------------------------------
         3.2     Existence and Good Standing  . . . . . . . . . . . . . . . . . . . .   9
                 ---------------------------
         3.3     Capital Stock of   . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 -----------------
         3.4     Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 -------------
         3.5     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . .  12
                 --------------------
         3.6     Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 -----------
         3.7     Assets and Properties  . . . . . . . . . . . . . . . . . . . . . . .  13
                 ---------------------
         3.8     Environmental Laws and Regulations.  . . . . . . . . . . . . . . . .  15
                 ----------------------------------
         3.9     Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 ---------
         3.10    No Violations  . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 -------------
         3.11    Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 --------
         3.12    Litigation and Related Matters . . . . . . . . . . . . . . . . . . .  17
                 ------------------------------
         3.13    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . .  17
                 --------------------
         3.14    Trademarks, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 ---------------
         3.15    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . .  18
                 ----------------------
         3.16    Employees; Employee Relations  . . . . . . . . . . . . . . . . . . .  20
                 -----------------------------
         3.17    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 ---------
         3.18    Accounts Receivable  . . . . . . . . . . . . . . . . . . . . . . . .  22
                 -------------------
         3.19    Inventories  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 -----------
         3.20    Interests in Customers, Suppliers, Etc.  . . . . . . . . . . . . . .  23
                 ---------------------------------------
         3.21    Business Relations . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 ------------------
         3.22    Officers and Directors . . . . . . . . . . . . . . . . . . . . . . .  23
                 ----------------------
         3.23    Bank Accounts and Powers of Attorney . . . . . . . . . . . . . . . .  23
                 ------------------------------------
         3.24    Accuracy of Information Furnished  . . . . . . . . . . . . . . . . .  23
                 ---------------------------------
         3.25    Availability of Documents  . . . . . . . . . . . . . . . . . . . . .  23
                 -------------------------
         3.26    Brokerage, Financial Advisor or Finder Fees  . . . . . . . . . . . .  24
                 -------------------------------------------
         3.27    Absence of Certain Changes or Events . . . . . . . . . . . . . . . .  24
                 ------------------------------------
         3.28    Security Matters . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 ----------------

ARTICLE IV





                                      (i)

                   REPRESENTATIONS AND WARRANTIES OF BUYER  . . . . . . . . . . . . .  26
                   ---------------------------------------
         4.1     Organization and Authorization . . . . . . . . . . . . . . . . . . .  26
                 ------------------------------
         4.2     No Violations  . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 -------------
         4.3     Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 --------
         4.4     Brokerage, Financial Advisor or Finder Fees  . . . . . . . . . . . .  27
                 -------------------------------------------
         4.5     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 --------------
         4.6     Title to Common Stock  . . . . . . . . . . . . . . . . . . . . . . .  27
                 ---------------------
         4.7     Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 -----------
         4.8     Financial Statements of SSI  . . . . . . . . . . . . . . . . . . . .  28
                 ---------------------------
         4.9     Operations of SSI  . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 -----------------
         4.10    Litigation or Investigation of SSI . . . . . . . . . . . . . . . . .  28
                 ----------------------------------

ARTICLE V
                   COVENANTS; REGISTRATION OF SHARES  . . . . . . . . . . . . . . . .  28
                   ---------------------------------
         5.1     Course of Conduct by the Company and each Subsidiary . . . . . . . .  28
                 ----------------------------------------------------
         5.2     Noncompetition . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 --------------
         5.3     Approvals and Consents . . . . . . . . . . . . . . . . . . . . . . .  33
                 ----------------------
         5.4     Investigations . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 --------------
         5.5     Tax Elections  . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 -------------
         5.6     No Solicitation  . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 ---------------
         5.7     Registration of Purchase Shares  . . . . . . . . . . . . . . . . . .  34
                 -------------------------------
         5.8     Information in Registration Statement  . . . . . . . . . . . . . . .  36
                 -------------------------------------
         5.9     Holding the Purchase Shares  . . . . . . . . . . . . . . . . . . . .  36
                 ---------------------------
         5.10    Public Announcements . . . . . . . . . . . . . . . . . . . . . . . .  36
                 --------------------
         5.11    Release from Guarantees  . . . . . . . . . . . . . . . . . . . . . .  37
                 -----------------------
         5.12    Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 ---------
         5.13    Access to Books and Records  . . . . . . . . . . . . . . . . . . . .  37
                 ---------------------------
         5.14    Change of Name . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 --------------
         5.15    Assignment of Contracts and Rights . . . . . . . . . . . . . . . . .  38
                 ----------------------------------

ARTICLE VI
                   CONDITIONS TO OBLIGATIONS OF BUYER . . . . . . . . . . . . . . . .  38
                   ----------------------------------
         6.1     Representations and Warranties . . . . . . . . . . . . . . . . . . .  38
                 ------------------------------
         6.2     Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 ---------
         6.3     Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 -----------
         6.4     Absence of Litigation  . . . . . . . . . . . . . . . . . . . . . . .  39
                 ---------------------
         6.5     Consents and Approvals . . . . . . . . . . . . . . . . . . . . . . .  39
                 ----------------------
         6.6     Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 ------------
         6.7     No Material Adverse Change . . . . . . . . . . . . . . . . . . . . .  39
                 --------------------------
         6.8     No Transfers to Affiliates . . . . . . . . . . . . . . . . . . . . .  39
                 --------------------------
         6.9     Compliance with Section 5.1  . . . . . . . . . . . . . . . . . . . .  39
                 ---------------------------
         6.10    Deliveries Relating to Stock . . . . . . . . . . . . . . . . . . . .  39
                 ----------------------------
         6.11    Additional Deliveries Relating to the Assets . . . . . . . . . . . .  40
                 --------------------------------------------
         6.12    Escrow Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 ----------------
         6.13    Employment Agreements  . . . . . . . . . . . . . . . . . . . . . . .  41
                 ---------------------
         6.14    Satisfaction of Indebtedness; Repayment of Advances  . . . . . . . .  41
                 ---------------------------------------------------
         6.15    Government Filings . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 ------------------
         6.16    Bank Account Reconciliation. . . . . . . . . . . . . . . . . . . . .  41
                 ---------------------------

ARTICLE VII





                                      (ii)

                   CONDITIONS TO OBLIGATIONS OF THE SELLING GROUP . . . . . . . . . .  41
                   ----------------------------------------------
         7.1     Representations and Warranties . . . . . . . . . . . . . . . . . . .  41
                 ------------------------------
         7.2     Covenants of Buyer . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 ------------------
         7.3     Certificate of Buyer . . . . . . . . . . . . . . . . . . . . . . . .  42
                 --------------------
         7.4     Absence of Litigation  . . . . . . . . . . . . . . . . . . . . . . .  42
                 ---------------------
         7.5     Consents and Approvals . . . . . . . . . . . . . . . . . . . . . . .  42
                 ----------------------
         7.6     Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 ------------
         7.7     Bill of Sale, Assignment and Assumption Agreement  . . . . . . . . .  42
                 -------------------------------------------------
         7.8     Escrow Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 ----------------
         7.9     Employment Agreements  . . . . . . . . . . . . . . . . . . . . . . .  42
                 ---------------------
         7.10    Total Consideration  . . . . . . . . . . . . . . . . . . . . . . . .  43
                 -------------------

ARTICLE VIII
                   CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                   -------
         8.1     Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 -------
         8.2     Delivery of the Shares . . . . . . . . . . . . . . . . . . . . . . .  43
                 ----------------------
         8.3     Conveyance of the Assets . . . . . . . . . . . . . . . . . . . . . .  43
                 ------------------------
         8.4     Payments to the Selling Group  . . . . . . . . . . . . . . . . . . .  43
                 -----------------------------
         8.5     Prorations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 ----------

ARTICLE IX
                   TERMINATION PRIOR TO CLOSING . . . . . . . . . . . . . . . . . . .  44
                   ----------------------------
         9.1     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 -----------

ARTICLE X
                   INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . .  44
                   ---------------
         10.1    Buyer's Losses . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 --------------
         10.2    Selling Group's Losses . . . . . . . . . . . . . . . . . . . . . . .  45
                 ----------------------
         10.3    Notice of Loss . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 --------------
         10.4    Right to Defend  . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 ---------------
         10.5    Cooperation  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 -----------
         10.6    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 --------
         10.7    Satisfaction of Claims from Escrow . . . . . . . . . . . . . . . . .  48
                 ----------------------------------
         10.8    Waiver of Contribution and Indemnification . . . . . . . . . . . . .  48
                 ------------------------------------------

ARTICLE XI
                   MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                   -------------
         11.1    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 ----------------
         11.2    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . .  48
                 ----------------------
         11.3    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 ------------
         11.4    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 --------
         11.5    Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 ------------
         11.6    Modification and Waiver  . . . . . . . . . . . . . . . . . . . . . .  49
                 -----------------------
         11.7    Schedules, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 --------------
         11.8    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 -------
         11.9    GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                 -------------
         11.10   Invalid Provisions . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 ------------------
         11.11   Expenses and Finders' Fees . . . . . . . . . . . . . . . . . . . . .  51
                 --------------------------
         11.12   Third Party Beneficiaries  . . . . . . . . . . . . . . . . . . . . .  51
                 -------------------------
         11.13   Number and Gender of Words . . . . . . . . . . . . . . . . . . . . .  51
                 --------------------------





                                     (iii)

         11.14   New Zealand Currency . . . . . . . . . . . . . . . . . . . . . . . .  52
                 --------------------
         11.15   Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 ------------------





                                      (iv)

                          PURCHASE AND SALE AGREEMENT


         THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into as of the 2nd day of April 1996, by and among Software Spectrum, Inc., a Texas corporation ("SSI"), Software Spectrum (NZ) Limited, duly incorporated under the laws of New Zealand ("Hybrid") (SSI and Hybrid are, jointly and severally, referred to herein as "Buyer"), Essentially Group Limited, duly incorporated under the laws of New Zealand (the "Company"), Essentially Group (NZ) Limited, duly incorporated under the laws of New Zealand and a wholly-owned subsidiary of the Company ("NZ"), Essentially Software (Wellington) Limited, duly incorporated under the laws of New Zealand and a wholly-owned subsidiary of NZ ("Wgtn"), McNabb No. 2 Family Trust dated November 1, 1990, McNabb No. 3 Family Trust dated November 1, 1990, The McNabb Family Trust dated July 1, 1986 (collectively, the "McNabb Family Trusts"), RMAD Trust dated May 23, 1993 ("RMAD"), David Colvin, individually ("Colvin"), Gary McNabb, individually ("McNabb") (the Company, NZ and Wgtn are sometimes referred to herein individually as a "Seller" and collectively as the "Sellers") (the Company, NZ, Wgtn, the McNabb Family Trusts, RMAD, Colvin and McNabb are sometimes referred to herein collectively as the "Selling Group"). The Trustees of the McNabb Family Trusts and the RMAD Trust join in this Agreement as part of the Selling Group not in their personal capacities but solely for the purpose of binding the assets of the McNabb Family Trusts and the RMAD Trust and in their capacities as trustees thereof and with the intent to bind only the individuals for the time being serving in the office of Trustee or Trustees of the said Trusts during the respective periods that he, she or they hold that office and not thereafter and all the liabilities and obligations of the Trustees shall for all purposes be construed not as unlimited personal liabilities but only as liabilities to perform and observe the covenants and provisions of this agreement out of and so far as will extend the property and funds of the Trustees or their successors as Trustees in the proper and normal course of their administration of the Trust and properly applicable to the purpose of the Trusts. All references to the Selling Group in this Agreement shall refer to such Trustees in their capacities as trustees and not in their personal capacities, however, nothing herein shall limit Anna McNabb's liability insofar as her marital assets would otherwise be bound as the spouse of Gary McNabb. McNabb and Colvin are executing this Agreement in consideration of the benefits to be derived by them through their interests in the Sellers.

                             W I T N E S S E T H :

         WHEREAS, the McNabb Family Trusts and RMAD currently own all of the issued ordinary shares of the Company; and

         WHEREAS, the Company currently owns 1,000 ordinary shares of Essentially Group (Australia) Limited, duly incorporated under the laws of New Zealand ("Australia") (the "Australia Shares"); and

         WHEREAS, the Company desires to sell to SSI, and SSI desires to buy from the Company, the Australia Shares; and

         WHEREAS, the Company currently owns all of the issued ordinary shares of share capital of NZ and Wgtn; and

         WHEREAS, the Sellers desire to sell to Hybrid, and Hybrid desires to buy from the Sellers, substantially all of the assets of the business operations of the Sellers in New Zealand;

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements, and upon the terms and conditions hereinafter set forth, the parties do hereby agree as follows:


                                   ARTICLE I
                               PURCHASE AND SALE

         1.1 Purchase Transaction. On Closing Date (as defined below), (a) SSI agrees to purchase from the Company, and the Company agrees to sell to SSI, the Australia Shares and (b) Hybrid agrees to purchase from the Sellers, and the Sellers agree to sell to Hybrid, the Assets (as defined below) for the Total Consideration (as defined below).

         1.2 Purchase and Sale of Assets. The Company, NZ and Wgtn shall, and the McNabb Family Trusts, RMAD, McNabb and Colvin shall cause the Company, NZ and Wgtn to sell, convey, transfer, assign and deliver to Hybrid, and Hybrid will acquire and accept from the Company, NZ and Wgtn, at the Closing (as defined below), the following assets and properties, free and clear of any and all Liens (as herein defined) (collectively the "Assets"):

                 (a) All of the interest in real property of the Company, NZ and Wgtn subject to Real Property Leases (as defined in Section 3.7) listed on Schedule 1.2(a), including, without limitation, all buildings, improvements, rights-of-way, easements, rights, liberties, privileges, hereditaments and appurtenances therefor and located thereon.

                 (b) All equipment, supplies, furniture, computer hardware, telephone equipment, copiers, fixtures, improvements and other tangible personal property, wherever located, owned by the Company, NZ and Wgtn for use or used in the operation of their respective businesses, and otherwise including, without limitation, the equipment, supplies, furniture, computer hardware, telephone equipment, copiers, fixtures, improvements and other tangible property described in Schedule 1.2(b) and, to the extent actually assignable or transferable, all rights to the agreements with and warranties received from the manufacturers and distributors of all such personal property and fixtures and any related contract rights, choses in action, claims, credits, rights of recovery and setoffs with respect to such personal property and fixtures.

                 (c) All of the Company's, NZ's and Wgtn's right, title and interest in, to and under the leases and rental agreements in respect of equipment or other tangible personal property for use or used in the operation of their respective businesses listed in
         Schedule 1.2(c) (the "Personal Property Leases"). Schedule 1.2(c) sets forth the material terms of each Personal Property Lease, including lease term, cancellation rights, monthly rental and renewal terms.

                 (d) All Intellectual Property (has herein defined) possessed or owned by the Company, NZ and Wgtn and used in the operation of their respective businesses or necessary for the operation of their respective businesses, and all right, title and interest of the Company, NZ and Wgtn in, to and under licenses, sublicenses or like agreements providing the Company, NZ and Wgtn any right or concession to use any software, information or other intellectual property, and, in each case, for use or used in the operation of their respective businesses or necessary for the operation of their respective businesses, including all technology, know-how, trade secrets, formulae, drawings, designs, systems, forms, technical manuals, data, computer programs, product information and development work-in-progress and all documentary evidence thereof (including the rights of the Company, NZ and Wgtn to prevent the use by others), and otherwise including, but not limited to, the Intellectual Property described in Schedule 1.2(d). All right, title and interest of the Company, NZ and Wgtn in, to and under those trademarks, trademark registrations, trademark registration applications, servicemarks, trade names, all other names and slogans embodying business, product or service goodwill and copyrights and copyrighted material described in Schedule 1.2(d), and which is a true and complete list of all such rights that are primarily related to the operation of their respective businesses.

                 (e) All licenses, franchises, permits and governmental authorizations (including any of the foregoing issued or granted by any federal, state or local government) relating to the conduct of the Company's, NZ's and Wgtn's business, to the extent assignable or transferable, including, without limitation, the licenses, franchises, permits and governmental authorizations described in Schedule 1.2(e).

                 (f) All of the Company's, NZ's and Wgtn's right, title and interest in, to and under all contracts and agreements, customer purchase orders, customer sales orders, sale and distribution agreements, volume license and maintenance agreements, joint venture interests, rights to rebates and allowances of any kind and other instruments and agreements relating to the operation of their respective businesses, and all goodwill associated with their respective businesses, including, without limitation, the other contracts, agreements and other assets described in Schedule 1.2(f).

                 (g) All of the Company's, NZ's and Wgtn's books and records (including all disks, tapes and other media-storage data and information), mailing lists, pricing files and formulae, vendor data, equipment maintenance records, warranty information, records of facilities operations, business plans, standard forms of documents, manuals of operations or business procedures for use or used in the operation of their respective businesses, wherever located, relating to the their current operations, except Sellers shall be entitled to retain the minute books and other records required by law to be retained by Sellers, provided that Sellers will provide Buyer with full and complete copies thereof.

                 (h) All insurance proceeds paid or payable to the Company, NZ and Wgtn in respect of any damage to or destruction or loss of any assets or rights of the Company, NZ and Wgtn relating to their respective businesses whether or not reflected on the Schedules referred to in this Section 1.2.

                 (i) All cash, bank deposits or similar cash and cash equivalent items of the Company, NZ and Wgtn.

                 (j) All of the Company's, NZ's and Wgtn's right, title and interest in and to (a) the trade accounts receivable accrued in accordance with GAAP (as defined below) arising from the operation of their respective businesses listed in Schedule 1.2(j) or otherwise arising in connection with their respective businesses, and (b) all other accounts receivable listed in Schedule 1.2(j) or otherwise arising from the operation of their respective businesses, including, without limitation, advertising and promotional expenditures reimbursable from suppliers under cooperative advertising and other promotional and market development fund arrangements, amounts due from vendors for returned inventory, vendor rebates, marketing expenses payable by vendors and other programs.

                 (k) All stock in trade and inventories of the Company, NZ and Wgtn wherever located listed on Schedule 1.2(k) or otherwise existing or on hand at the Closing Date;

                 (l) All customer lists and prospective customer lists of the Company, NZ and Wgtn wherever located;

                 (m) Any other asset for use or used in connection with the Company's, NZ's and Wgtn's business (including, without limitation, rights in telephone and facsimile numbers or communication codes used by the Company, NZ and Wgtn) used in or necessary for the conduct of their respective businesses.

All Schedules provided for in Section 1.2 will reflect the Assets as of the most recent practicable date prior to the Closing Date and will be supplemented and updated as of March 31, 1996 to reflect changes in such Schedules resulting from the operations in the ordinary course of business consistent with past practice of Sellers in New Zealand. Such updated Schedules are to be provided, reviewed and agreed upon by Sellers and Buyer not later than April 30, 1996, subject only to any changes to such Schedules to be reviewed and approved by Buyer not later than June 30, 1996 in connection with the completion of the Audit (as defined below) whereupon such Schedules shall become the definitive Schedules under Section 1.2 of this Agreement.

         1.3 Excluded Assets. The Company, NZ and Wgtn will not sell, convey, transfer, assign or deliver to Hybrid, and Hybrid will not acquire from the Company, NZ and Wgtn the assets, properties and rights listed on Schedule 1.3.

         1.4 Transfer and Conveyance. The Company, NZ and Wgtn shall execute and deliver to Hybrid at the Closing a Bill of Sale, Assignment and Assumption Agreement in the form attached hereto as Exhibit A, and all such other assignments, endorsements and instruments of transfer as shall be necessary or appropriate to carry out the intent of this Agreement and as shall be sufficient to vest in Hybrid title to all of the Assets and all right, title and interest of the Company, NZ and Wgtn thereto.

         1.5 Assumption of Certain Obligations. Hybrid will assume and will be liable for the Company's, NZ's and Wgtn's obligations to render performance arising after the Closing Date under the agreements and assets specifically described on Schedules 1.2(a), 1.2(c), 1.2(d), 1.2(f), 1.2(k) and
Schedule 1.5 (but not any obligation for performance or obligation or liability of the Company, NZ and Wgtn for default or nonperformance under any of the assets or agreements listed on Schedules 1.2(a), 1.2(c), 1.2(d), 1.2(f), 1.2(k) and Schedule

1.5 arising prior to the Closing Date). Except as expressly provided herein, Hybrid will not assume and will not be liable for any other debts, contracts, leases, liabilities, licenses, agreements, instruments, arrangements, commitments, obligations, restrictions, disabilities or duties of the Company, NZ or Wgtn (including, but not limited to, any and all of the obligations of the Company and any member of the Selling Group to Bancorp Investments Limited), other than those arising after the Closing Date under the assets and agreements listed on Schedules 1.2(c), 1.2(d), 1.2(f), 1.2(k) and Schedule 1.5. Hybrid shall execute and deliver to the Company, NZ and Wgtn at the Closing the Bill of Sale, Assignment and Assumption Agreement in the form attached hereto as Exhibit A.


                                   ARTICLE II
                                 CONSIDERATION

         2.1     Consideration.

                 (a) The aggregate consideration for the Australia Shares and the Assets (the "Total Consideration") shall be the product of (i) ten (10) times (ii) the Company's consolidated "net earnings" (as defined herein) for the Company's fiscal year ending March 31, 1996, subject to adjustment as provided in Section 2.1(c) below. At Closing, the Cash Portion (as defined herein) to be paid and the Purchase Shares (as defined herein) to be issued will be based upon the most current reasonable estimate of net earnings of the Company (not to exceed $1,370,000 (New Zealand)) for the fiscal year ending March 31, 1996, prepared by the Company and reviewed by SSI. The Total Consideration shall be paid by Buyer to Sellers as follows:

                  (i) as consideration for the Assets, Buyer shall pay to the Sellers the sum of cash equal to the product of
                          (A) .75 times (B) the Total Consideration (the "Cash Portion"); and

                 (ii) as consideration for the Australia Shares, SSI shall issue to Company in the aggregate that number of shares of common stock, par value $.01 per share, of Buyer ("Buyer Common Stock") determined by (A) (1) multiplying the Total Consideration by (2) .25 and
                          (B) taking the product therefrom and dividing such amount by the average of the closing bid and ask prices of Buyer Common Stock (the "Average Share Price") as reported on the National Association of Securities Dealers - National Market System for ten
                          (10) consecutive trading days ending three (3) business days prior to the Closing Date. No fractional shares shall be issued in connection with this transaction. The Company will receive the largest whole number of shares of Buyer Common Stock deliverable pursuant to this Section 2.1(a)(ii) (the "Purchase Shares") and an amount in cash equal to the Average Share Price multiplied by the fractional shares deliverable pursuant to the computation set forth in this Section 2.1(a)(ii).

                 (b)      At the Closing Buyer shall deliver:

                  (i)     $5.0 million (New Zealand) of the Total
                          Consideration, allocated between the Cash Portion and the Purchase Shares as set forth below

                          (the "Escrowed Amount"), to such escrow agent as shall be chosen by mutual agreement of the Sellers' Representative (as defined herein) and Buyer prior to the Closing (the "Escrow Agent") to be held and disbursed pursuant to the Escrow Agreement (as defined below). The Escrowed Amount shall include an Audit Escrow consisting of $3.0 million of the Cash Portion and $1.0 million (New Zealand) of the Purchase Shares (the "Audit Escrow"), to be held pending any adjustment in the Total Consideration as a result of the audit of the Company's financial statements in accordance with the provisions of
                          Section 2.1(c) of this Agreement and the Escrow Agreement. The balance of the Escrowed Amount of $1.0 million (New Zealand) shall be retained from the Cash Portion to be held by the Escrow Agent to satisfy claims and expenses, if any, of Buyer arising under this Agreement pursuant to Article X hereof. The Cash Portion of the Escrowed Amount will be invested in interest-bearing securities pursuant to the terms of the Escrow Agreement attached hereto as Exhibit B, with such changes or additions thereon as may be requested by the Escrow Agent and mutually agreeable to Sellers' Representative and Buyer (the "Escrow Agreement"). Buyer and Sellers' Representative agree to enter into the Escrow Agreement at the Closing;

                 (ii) to the Sellers the balance of the Cash Portion of the Total Consideration by check or wire transfer to an account designated by Sellers; and

                (iii)     to the Company, the balance of the Purchase Shares.

                 (c) The Total Consideration shall be subject to adjustment based on the actual net earnings of the Company on a consolidated basis as reflected in the Company's audited financial statements for the fiscal year ending March 31, 1996, such audit to be performed by Coopers & Lybrand and shall be completed within sixty
         (60) days following the Company's fiscal year ending March 31, 1996 (the "Audit"). As used in this Agreement, "net earnings" shall mean the consolidated net after tax earnings of the Company as reflected on the Company's statements of earnings for the fiscal year ended March 31, 1996 prepared in conformity with GAAP (as defined herein) consistently applied, without any adjustment thereto (either upwards or downwards) for extraordinary or nonrecurring items or events. The Company shall deliver the Audit to Buyer within one day after receipt thereof by the Company. Buyer shall have thirty (30) days to have the Audit reviewed by Buyer and an independent accounting firm of its choosing. In connection with such review, Buyer shall have complete access to the Company's auditors and the audit workpapers. If Buyer's auditors disagree with any aspect of the audit, Buyer and Sellers' Representative shall mutually agree upon an independent accounting firm to resolve such dispute. The fees of such third independent accounting firm shall be paid one-half from the Cash Portion of the Audit Escrow and one-half by Buyer. If, based on such audited financial statements, the Total Consideration (as calculated pursuant to Section 2.1(a) above) should be adjusted upward, Buyer shall pay to the Sellers in cash the aggregate amount of the increased consideration, to be allocated among the Sellers in accordance with the percentages set forth on the signature page of this Agreement; provided, however, that in no event shall the Total Consideration, as adjusted, exceed $16.4 million (New Zealand). If, based on such audited financial statements, the Total Consideration (as calculated pursuant to Section 2.1(a) above) should be adjusted downward, the Buyer shall send written instruction to the Escrow Agent, with a copy to the Sellers' Representative, of the aggregate amount of the consideration to be returned to Buyer which shall be allocated among the Sellers in accordance with the percentages set forth on the signature page of this Agreement. The Escrow Agent shall promptly disburse such amount to Buyer, up to the Audit Escrow balance. If the Total Consideration is adjusted downward by an amount exceeding the Audit Escrow, in addition to the return of the full amount of the Audit Escrow to Buyer, the Selling Group will cause the amount of such excess consideration paid by Buyer to be returned to Buyer within ten (10) days following such Audit. If the related party advances set forth in Schedule 3.16 are less than the amount of such advances determined by the Audit, the net difference will be paid to the Buyer either from the Escrowed Amount or directly by the Selling Group, at Buyer's option, within ten (10) days following such Audit.

                 (d) Payment and performance by the Buyer of liabilities and obligations assumed under Section 1.5 shall be in addition to payment of the Total Consideration by the Buyer under this Agreement.

         2.2     Sellers' Representative.

                 (a) In order to efficiently administer (i) the waiver of any condition to the obligations of the Sellers to consummate the transactions contemplated hereby, and (ii) the defense and/or settlement of any claims for which the Sellers may be required to indemnify the Buyer and/or the Company pursuant to Article X hereof, the Selling Group hereby designate Robert Parkinson, accountant, of Auckland, as their representative (the "Sellers' Representative").

                 (b) The Selling Group hereby authorizes the Sellers' Representative (i) to take all action necessary in connection with the waiver of any condition to the obligations of the Selling Group to consummate the transactions contemplated hereby, or the defense and/or settlement of any claims for which the Selling Group may be required to indemnify Buyer and/or the Company pursuant to Article X hereof,
         (ii) to give and receive all notices required to be given under the Agreement, and (iii) to take any and all additional action as is contemplated to be taken by or on behalf of the Selling Group by the terms of this Agreement.

                 (c) In the event that the Sellers' Representative dies, becomes unable to perform his responsibilities hereunder or resigns from such position, Gary McNabb, of Auckland, shall fill such vacancy and shall be deemed to be the Sellers' Representative for all purposes of this Agreement.

                 (d) All decisions and actions by the Sellers' Representative, including without limitation any agreement between the Sellers' Representative and Buyer relating to the defense or settlement of any claims for which the Selling Group may be required to indemnify Buyer and/or the Company pursuant to Article X hereof, shall be binding upon all of the Selling Group, and no member of the Selling Group shall have the right to object, dissent, protest or otherwise contest the same.

                 (e) By their execution of this Agreement, each member of the Selling Group agrees with Buyer and with each other that:

                 (i) Buyer shall be able to rely conclusively on the instructions and decisions of Sellers' Representative as to the settlement of any claims for indemnification by Buyer and/or the Company pursuant to Article X hereof or any other actions required to be taken by the Sellers' Representative hereunder, and no party hereunder shall have any cause of action against Buyer for any action taken by the Buyer in reliance upon the instructions or decisions of the Sellers' Representative;

                (ii) all actions, decisions and instructions of the Sellers' Representative shall be conclusive and binding upon all of the Selling Group and no member of the Selling Group shall have any cause of action against the Sellers' Representative for any action taken, decision made or instruction given by the Sellers' Representative under this Agreement, except for fraud or wilful breach of this Agreement by the Sellers' Representative;

               (iii) the provisions of this Section 2.2 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any member of the Selling Group may have in connection with the transactions contemplated by this Agreement;

                (iv) remedies available at law for any breach of the provisions of this Section 2.2 are inadequate; therefore, Buyer, the Selling Group and the Sellers' Representative shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if Buyer, the Selling Group or the Sellers' Representative brings an action to enforce the provisions of this Section 2.2; and

                 (v) the provisions of this Section 2.2 shall be binding upon the executors, heirs, legal representatives and successors of each member of the Selling Group, and any references in this Agreement to a member of the Selling Group or the Selling Group shall mean and include the successors to the Selling Group, rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

                 (f) All fees and expenses incurred by the Sellers' Representative shall be paid by the Selling Group.

         2.3     Tax Considerations.

                 (a) The parties intend that the sale of the Assets is a sale of a going concern and that Section 11(1)(c) of the New Zealand Goods and Services Tax Act of 1985 (the "Act") shall apply to the sale and purchase contemplated by this Agreement and that the purchase price of the Assets has been determined on the basis that under the Act the sale is a supply to a registered person of a taxable activity as a going concern and accordingly Goods and Services Tax is charged to the Sellers at the rate of zero percent. Accordingly, the Buyer warrants and represents to the Sellers that the Buyer is and will be on Closing Date a registered person within the meaning of that Act and undertakes to preserve all records referred to in Section 75 of the Act which may be transferred to the Buyer pursuant to this Agreement for such periods as may be required by law and to make such records available to them and the Seller's representatives as and when they shall reasonably require them.

                 (b) For the purposes of Part EH of the New Zealand Income Tax Act of 1994, the parties agree and confirm that, for the purposes of the definition of "core acquisition price" in Part EH of the Income Tax Act, the consideration for the Assets is the lowest price, that the parties would have agreed upon at which the Assets could be purchased had the full purchase price for the Assets been paid on Closing Date and that the consideration for the Assets does not include any capitalized interest.


                                   ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF THE SELLING GROUP

         Each member of the Selling Group hereby jointly and severally represents and warrants to Buyer as follows:

         3.1 Organization and Authorization. This Agreement has been duly executed and delivered by the Selling Group and constitutes a valid and binding obligation of each member of the Selling Group, enforceable in accordance with its terms, except to the extent such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

         3.2 Existence and Good Standing. The Company is a company duly incorporated, validly existing and capable of suing and being sued under the laws of New Zealand with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company does not have any subsidiaries except for NZ, Wgtn, Australia, The Essentially Group Pty Limited, duly incorporated under the Corporations Law of Australia (company no. 058 645 677) ("Pty"), and Essentially - Electronic Services Group Pty Ltd., duly incorporated under the Corporations Law of Australia (company no. 071 264 492) ("Electronic") (each individually, a "Subsidiary" and collectively the "Subsidiaries"). The Subsidiaries are companies duly incorporated, validly existing and capable of suing and being sued under the laws of New Zealand and/or Australia, respectively, with all requisite corporate power and authority to own, lease and operate their respective properties and to carry on their respective businesses as now being conducted. Each of the Company and the Subsidiaries is duly qualified or licensed as a foreign corporation and in good standing in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary. Set forth on Schedule 3.2 is a list of the jurisdictions in which the Company and each of the Subsidiaries is qualified or licensed to do business as a foreign corporation.

         3.3     Capital Stock of Subsidiaries

                 (a) Australia has issued 1,000 ordinary shares. No other shares have been issued. All of the Australia Shares have been validly issued and are fully paid and nonassessable and no holder thereof is entitled to any preemptive rights. There are no outstanding conversion or exchange rights, subscriptions, options, warrants or other arrangements or commitments obligating Australia to issue any shares or other securities.

                 (b) At Closing, the Company will (i) own of record and beneficially have good and marketable title to 1,000 of the Australia Shares, representing all of the issued ordinary shares of Australia, free and clear of any and all liens, security interests, encumbrances, charges, adverse claims, options, rights, contracts, calls or commitments of any character whatsoever and (ii) have the right to vote the Australia Shares on any matters as to which any ordinary shares of Australia are entitled to be voted under the laws of New Zealand and Australia's Constitution, free of any right of any other person.

                 (c) Pty's authorized share capital consists of (i) 500,000 ordinary shares, par value $1.00 per share, 100,000 "A" Class Shares, par value $1.00 per share, 100,000 "B" Class Shares, par value $1.00 per share, 100,000 "C" Class Shares, par value $1.00 per share, 100,000 "D" Class Shares, par value $1.00 per share, and 100,000 Redeemable Preference Shares, par value $1.00 per share, of which three (3) shares are issued ordinary shares (the "Pty Shares"). No other shares of share capital have been issued. All of the Pty Shares have been validly issued and are fully paid and nonassessable and no holder thereof is entitled to any preemptive rights. There are no outstanding conversion or exchange rights, subscriptions, options, warrants or other arrangements or commitments obligating Pty to issue any shares or other securities.

                 (d) At Closing, Australia will (i) own of record and beneficially have good and marketable title to three (3) of the Pty Shares, representing all of the issued ordinary shares of Pty, free and clear of any and all liens, security interests, encumbrances, charges, adverse claims, options, rights, contracts, calls or commitments of any character whatsoever and (ii) have the right to vote the Pty Shares on any matters as to which any ordinary shares of Pty are entitled to be voted under the laws of Australia and Pty's Articles of Association, Memorandum of Association (or Constitution as the case may be), free of any right of any other person.

                 (e) Electronic's authorized share capital consists of (i) 100,000,000 shares of ordinary capital stock, par value $1.00 per share, of which two (2) shares are issued ordinary shares (the "Electronic Shares"). No other shares of share capital have been issued. All of the Electronic Shares have been validly issued and are fully paid and nonassessable and no holder thereof is entitled to any preemptive rights. There are no outstanding conversion or exchange rights, subscriptions, options, warrants or other arrangements or commitments obligating Electronic to issue any shares or other securities.

                 (f) At Closing, Pty will (i) own of record and beneficially have good and marketable title to two (2) of the Electronic Shares, representing all of the issued ordinary shares of Electronic, free and clear of any and all liens, security interests, encumbrances, charges, adverse claims, options, rights, contracts, calls or commitments of any character whatsoever and (ii) have the right to vote the Electronic Shares on any matters as to which any ordinary shares of Electronic are entitled to be voted under the laws of Australia and Electronic's Articles of Association, Memorandum of Association (or Constitution as the case may be), free of any right of any other person.

                 (g) NZ's authorized share capital consists of (i) 50,000 shares of ordinary capital stock, par value $1.00 per share, of which 50,000 shares are issued and fully paid ordinary shares (the "NZ Shares"). No other shares of share capital are issued or outstanding. All of the NZ Shares have been validly issued and are fully paid and nonassessable and no holder thereof is entitled to any preemptive rights. There are no outstanding conversion or exchange rights, subscriptions, options, warrants or other arrangements or commitments obligating Auckland to issue any shares or other securities.

                 (h) At Closing, the Company will (i) own of record and beneficially have good and marketable title to 49,999 of the NZ Shares (with the remaining one (1) share owned by McNabb Family Trust No. 2), representing all of the issued and outstanding shares of NZ, free and clear of any and all liens, security interests, encumbrances, charges, adverse claims, options, rights, contracts, calls or commitments of any character whatsoever and (ii) have the right to vote the NZ Shares on any matters as to which any ordinary shares of NZ are entitled to be voted under the laws of New Zealand and NZ's Articles of Association, Memorandum of Association (or Constitution as the case may be), free of any right of any other person.

                 (i) Wgtn's authorized share capital consists of (i) 1,000 shares of ordinary capital stock, par value $1.00 per share, of which 1,000 shares are issued ordinary shares (the "Wgtn Shares"). No other shares of share capital are issued or outstanding. All of the Wgtn Shares have been validly issued and are fully paid and nonassessable and no holder thereof is entitled to any preemptive rights. There are no outstanding conversion or exchange rights, subscriptions, options, warrants or other arrangements or commitments obligating Wgtn to issue any shares or other securities.

                 (j) At Closing, the Company will (i) own of record and beneficially have good and marketable title to 999 of the Wgtn Shares (with the remaining one (1) share owned by McNabb), representing all of the issued and outstanding shares of Wgtn, free and clear of any and all liens, security interests, encumbrances, charges, adverse claims, options, rights, contracts, calls or commitments of any character whatsoever and (ii) have the right to vote the Wgtn Shares on any matters as to which any ordinary shares of Wgtn are entitled to be voted under the laws of New Zealand and Wgtn's Articles of Association, Memorandum of Association (or Constitution as the case may be), free of any right of any other person.

         3.4     Authorization.

                 (a) Each of the Sellers has full corporate power, capacity and authority to execute this Agreement and all other agreements and documents contemplated hereby. The execution and delivery of this Agreement and such other agreements and documents by the Sellers and the consummation by the Sellers of the transactions contemplated hereby have been duly authorized by the Sellers and no other corporate action on the part of the Sellers is necessary to authorize and perform the transactions contemplated hereby.

                 (b) Each member of the Selling Group (other than the Sellers) has the full power, right, capacity and authority to execute this Agreement and all other agreements and documents contemplated hereby. No other action on the part of any member of the Selling Group (other than the Sellers) is necessary to authorize and perform the transactions contemplated hereby.

         3.5     Financial Statements.

                 (a)      The Selling Group has previously furnished to Buyer
         (i) the audited balance sheet of the Company and the audited combined balance sheet of the Subsidiaries as of March 31, 1995, (the "Audited Balance Sheets") and the related combined and separate statements of earnings, shareholders' funds and cash flows of the Subsidiaries for the fiscal year then ended (collectively the "1995 Financial Statements") and (ii) the unaudited balance sheet of the Company and the Subsidiaries on a combined basis as of January 31, 1996, and the related statements of earnings, shareholders' funds and cash flows of the Company and the Subsidiaries on a combined basis for the ten month period then ended (collectively the "Current Financial Statements"). The Audited Balance Sheets and the 1995 Financial Statements have been prepared in conformity with generally accepted accounting practice (as defined in the Financial Reporting Act 1993 (NZ)) consistently applied ("GAAP") and, in the case of the Audited Balance Sheets, have been certified without qualification by Coopers & Lybrand. The Audited Balance Sheets, the 1995 Financial Statements and the Current Financial Statements (collectively the "Financial Statements") have been delivered to the Buyer prior to the date of this Agreement.

                 (b) The 1995 Financial Statements present fairly the financial condition, retained earnings, assets and liabilities of the Company as of the date indicated therein and the results of operations and cash flows of the Company for the period covered thereby in conformity with GAAP. The Current Financial Statements present fairly, in all material respects, the financial condition, retained earnings, assets and liabilities of the Company as of the dates indicated therein and the results of operation and cash flows of the Company for the periods covered thereby and in the opinion of and to the best knowledge and belief of management of Sellers, there are no material adjustments necessary to be made to the Current Financial Statements in order to conform such financial statements to GAAP.

                 (c) Except to the extent (and not in excess of the amounts) reflected in the January 31, 1996 balance sheet included in the Current Financial Statements or as disclosed on Schedule 3.5, the Company has no liabilities or obligations whether accrued, absolute, contingent, unasserted or otherwise (including, without limitation, taxes payable and deferred taxes and interest accrued required to be reflected in the

         Financial Statements or the notes thereto) other than current liabilities incurred in the ordinary course of business, consistent with past practice.

                 (d) The Selling Group has delivered to Buyer the audited financial statements of each of the Subsidiaries as of and for the fiscal year ended March 31, 1995, and interim financial statements for each of the Subsidiaries as of January 31, 1996 (collectively the "Subsidiary Financial Statements"). Except as reflected in the Subsidiary Financial Statements, none of the Subsidiaries has any liabilities or obligations whether accrued, absolute, contingent, unasserted or otherwise (including without limitation, taxes payable and deferred taxes and interest accrued required to be reflected in the Subsidiary Financial Statements in the notes thereto).

         3.6 Tax Matters. Each of the Company and the Subsidiaries has correctly filed all income tax returns required to be filed by it and all returns of other Taxes (as defined below) required to be filed by it and has paid or properly has accrued in the Financial Statements all Taxes. Except as set forth on Schedule 3.6, (i) no action or proceeding for the assessment or collection of any Taxes is pending against the Company or any Subsidiary; (ii) no deficiency, assessment or other claim for any Taxes has been asserted or made against the Company or any Subsidiary that has not been fully paid or finally settled; and (iii) no issue has been raised by any taxing authority in connection with an audit or examination of any return of Taxes. To the extent, if any, such Taxes are not due and payable, will be assessed following the date of this Agreement for the current fiscal year, or are being contested in good faith by appropriate proceedings, appropriate reserves have been established (segregated to the extent required by GAAP) as required for the payment or settlement thereof. No federal, state or provincial income tax returns of the Company or any Subsidiary has been examined, and there are no outstanding agreements or waivers extending the applicable statutory periods of limitation for such Taxes for any period. All Taxes which the Company and any Subsidiary has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority. No Taxes will be assessed on or after the Closing Date against the Company or any Subsidiary for any tax period ending on or prior to the Closing Date, or for any period ending after the Closing Date with respect to any portion of such tax period that includes or is prior to the Closing Date other than for Taxes disclosed on Schedule 3.6. "Taxes" shall mean all taxes, charges, fees, duties, levies or other assessments including, without limitation, income, excise, property, withholding, value added, sales, use and franchise taxes, imposed by the New Zealand Government or the Australian Government, or any province, county, local or foreign government or subdivision or agency thereof, and including any interest, penalties or additions attributable thereto and, without limiting the above, shall include PAYE tax, sales tax, income tax, employment taxes, land tax, goods and services tax, local authority taxes, levies and rates, customer levies and charges and taxes.

         3.7     Assets and Properties.

                 (a)      Personal Property.  Except as set forth on Schedule
         3.7 and except for inventory and supplies disposed of or consumed, and accounts receivable collected and cash utilized, all in the ordinary course of business consistent with past practice, each of the Company and the Subsidiaries owns good, valid and marketable title to all of its inventory, equipment and other personal property (both tangible and intangible) reflected on the latest balance sheet included in the Financial Statements or acquired since March 31, 1995, free and clear of any lien, mortgage, deed of trust, pledge, security interest, charge, option or other encumbrance or restriction of any kind or character (collectively, "Liens"), except for (i) statutory Liens for current taxes, assessments or governmental charges or levies on property not yet due and payable, (ii) mechanics', carriers', workers', repairers' and other similar liens imposed by law arising or incurred in the ordinary course of business for obligations not yet due and payable and (iii) title retention arrangement by vendors of inventory until such items of inventory are paid for or sold to third parties; provided that in any such case, appropriate reserves or accruals to discharge such liens, rights and claims of third parties have been included in the Financial Statements.

                 (b) Real Property. Neither the Company nor any Subsidiary owns a fee simple interest in any real property.

                 (c)      Condition of Properties.  Except as set forth on
         Schedule 3.7, the leasehold estates the subject of the Real Property Leases (as defined below) and the tangible personal property owned or leased by the Company and the Subsidiaries are in good operating condition and repair, ordinary wear and tear excepted; and none of the members of the Selling Group has any knowledge of any condition or defect, not disclosed herein, of or any such leasehold estate or the improvements thereto that would materially affect the fair market value, use or operation of the property subject to the Real Property Leases, such improvements or otherwise have a material adverse effect on the Company or any Subsidiary or their respective businesses or operations.

                 (d) Compliance. The continued ownership, operation, use and occupancy of the leasehold estates that are the subject of the Real Property Leases and the improvements thereto, as currently operated, used and occupied will not violate any zoning, building, health, flood control, safety or other law, ordinance, order or regulation or any restrictive covenant. There are no violations of any federal, state, county or municipal law, ordinance, order, regulation or requirement affecting any portion of the leasehold estates subject to any of the Real Property Leases and the improvements thereto and no written notice of any such violation has been issued by any governmental authority.

                 (e) Utilities. To the best knowledge and belief of the Selling Group, all utilities (including, without limitation, water, sewer, gas, electricity, trash removal and telephone service) are available to the leasehold estates the subject of Real Property Leases in sufficient quantities to adequately serve the leasehold estates.

                 (f) Real Property Leases; Options. Schedule 3.7 sets forth a list of (i) all leases and subleases under which the Company or any Subsidiary is lessor or lessee or sublessor or sublessee of any real property, together with all amendments, supplements, nondisturbance agreements, brokerage and commission agreements and other agreements pertaining thereto ("Real Property Leases"); (ii) all material options held by the Company or any Subsidiary or contractual obligations on the part of the Company or any Subsidiary to purchase or acquire any interest in real property; and (iii) all options granted by the Company or any Subsidiary or contractual obligations on the part of the Company or any Subsidiary to sell or dispose of any material interest in real property. Copies of all Real Property Leases and such options and contractual obligations have been delivered to Buyer. Neither the Company nor any Subsidiary has assigned any Real Property Leases or any such options or obligations.

         There are no Liens on the Company's or any Subsidiary's interest in the Real Property Leases, subject only to (i) Liens for taxes and assessments not yet due and payable and (ii) those matters set forth on Schedule 3.7. The Real Property Leases and options and contractual obligations listed on Schedule 3.7 are in full force and effect and constitute binding obligations of the Company and the Subsidiaries and the other parties thereto and (x) there are no defaults thereunder and
         (y) no event has occurred which with notice, lapse of time or both would constitute a default by the Company or any Subsidiary or, to the knowledge of the Selling Group by any other party thereto.

         3.8     Environmental Laws and Regulations.

                 (a)(i) Neither the Company nor any Subsidiary engages in, or has engaged in the use, storage, treatment, disposal, or transportation of "Hazardous Substances" (as defined below), (ii) no release, leak, discharge, spill, disposal, or emission of Hazardous Substances has occurred as a result of the operations of the Company or any Subsidiary, and there is no Hazardous Substance present at any facility owned or operated by the Company or any Subsidiary which, in either event, is in a quantity or manner that violates or requires further investigation or remediation under Environmental Requirements (as defined below); (iii) there is no pending or threatened litigation or administrative investigation or proceeding concerning the Company or any Subsidiary involving Hazardous Substances or Environmental Requirements; (iv) the Company and the Subsidiaries are, and have been at all times, in compliance with Environmental Requirements and have, and are in compliance with, all of the permits they are required to have for their respective operations under Environmental Requirements; and (v) the real property subject to the Real Property Leases is not contaminated nor is it in such condition as justifies or may cause any government or semi-government body to issue any notice, direction or order requiring clean-up, decontamination, remedial action or making good under any Environmental Requirement.

                 (b) As used in this Agreement, the following terms shall have the following meanings:

                 "Environmental Requirements" means all laws, statutes, rules, regulations, ordinances, guidance documents, judgments, decrees, orders, agreements and other restrictions and requirements (whether now or hereafter in effect) of any governmental authority, including, without limitation, federal, provincial, and local authorities, relating to the regulation or protection of human health and safety, natural resources, conservation, the environment, or the storage, treatment, disposal, transportation, handling, or other management of industrial or solid waste, hazardous waste, hazardous or toxic substances or chemicals, or pollutants.

                 "Hazardous Substance" means substances or materials which are or have been regulated, controlled or prohibited under any Environmental Requirements.

         3.9     Contracts.

                 (a) Set forth on Schedule 3.9 is a list of all material contracts, arrangements and commitments (whether oral or written) to which the Company or any Subsidiary is a party or by which the Company's or any Subsidiary's assets or business are bound including, without limitation, contracts, arrangements or commitments which relate to (i) the sale, lease or other disposition by the Company or any Subsidiary of all or any substantial part of the business or assets of the Company or any Subsidiary, (ii) the purchase or lease by the Company or any Subsidiary of a substantial amount of assets, (iii) the supply by the Company or any Subsidiary of any customer's requirements for any item or the purchase by the Company or any Subsidiary of its requirements for any item or of a vendor's output of any item, (iv) lending or advancing funds by the Company or any Subsidiary, (v) borrowing or raising of funds or guarantying the borrowing of funds by any other person, whether under an indenture, note, loan agreement or otherwise, (vi) any transaction or matter with any affiliate of the Company or any Subsidiary, (vii) noncompetition or employment, (viii) licenses and grants to or from the Company or any Subsidiary relating to any intangible property, (ix) the acquisition by the Company or any Subsidiary of any operating business or the capital stock of any person, or (x) any other matter which is material to the business, assets or operations of the Company or any Subsidiary "Contracts").

                 (b) Except as set forth in Schedule 3.9, each Contract is in full force and effect on the date hereof, neither the Company nor any Subsidiary is in default under any Contract, neither the Company nor any Subsidiary has given or received notice of any default under any Contract, and, to the best knowledge and belief of the Selling Group, no other party to any Contract is in default thereunder.

         3.10 No Violations. The execution, delivery and performance of this Agreement and the other agreements and documents contemplated hereby by the Selling Group and the consummation of the transactions contemplated hereby will not (a) violate any provision of the Articles of Association, Memorandum of Association (or Constitution as the case may be) of the Company or any Subsidiary, (b) violate any statute, rule, regulation, order or decree of any public body or authority by which the Company, any Subsidiary or the Selling Group or their respective properties or assets are bound, or (c) result in a violation or breach of, or constitute a default under, or result in the creation of any encumbrance upon, or create any rights of termination, cancellation or acceleration in any person with respect to any Contract or any material license, franchise or permit of the Company or any Subsidiary or any other agreement, contract, indenture, mortgage or instrument to which the Company or any Subsidiary is a party or by which any of their respective properties or assets is bound.

         3.11 Consents. Except as set forth on Schedule 3.11, no consent, approval or other authorization of or notice to any governmental authority or any person under any Contract or other material agreement or commitment to which the Company, any Subsidiary or the Selling Group are a party or by which their respective assets are bound is required as a result of or in connection with the execution or delivery of this Agreement and the other agreements and documents to be executed by the Company, any Subsidiary and the Selling Group or the consummation by the Company, any Subsidiary and the Selling Group of the transactions contemplated hereby.

         3.12 Litigation and Related Matters. Set forth on Schedule 3.12 is a list of all actions, suits, proceedings, investigations or grievances pending against the Company or any Subsidiary, or, to the knowledge of the Selling Group, threatened against the Company or any Subsidiary, the Company's or any Subsidiary's business or any property or rights of the Company or any Subsidiary, at law or in equity, before or by any court or federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign ("Agencies"). None of the actions, suits, proceedings or investigations listed on Schedule 3.12 either (i) results or would, if adversely determined, result in any material adverse change in the business, operations or assets or the condition, financial or otherwise, or results of operations or prospects of the Company or any Subsidiary or (ii) affects or would, if adversely determined, affect the right or ability of the Company or any Subsidiary to carry on its business substantially as now conducted. Neither the Company nor any Subsidiary is subject to any continuing court or Agency order, writ, injunction or decree applicable specifically to its business, operations, assets or employees nor in default with respect to any order, writ, injunction or decree of any court or Agency with respect to its assets, business, operations or employees. Schedule 3.12 lists (a) all worker's compensation claims outstanding against the Company or any Subsidiary as of the date hereof and (b) all actions, suits or proceedings filed by or against the Company or any Subsidiary since January 1, 1993.

         3.13 Compliance with Laws. Each of the Company and the Subsidiaries (a) is in compliance with all applicable laws, regulations (including federal, provincial and local procurement and other regulations), orders, judgments and decrees except where the failure to so comply would not have an adverse effect on the business, prospects, financial condition or results of operation or prospects of the Company or any Subsidiary and (b) possesses all necessary licenses, franchises, permits and governmental authorizations to conduct its business in the manner in which and in the jurisdictions and places where such business is now conducted. To the best of the knowledge and belief of the Selling Group, all of the provisions of the Corporations Law of Australia, Companies Act 1955 (NZ) (or Companies Act 1993
(NZ) as the case may be) relating to the Company and the Subsidiaries have been complied with or will be complied with on or before the Closing Date. Set forth on Schedule 3.13 is a list of all material licenses, franchises, permits and governmental authorizations and all applications pending before any agency or authority for the issuance of any licenses, franchises, permits or governmental authorizations or the renewal thereof.

         3.14 Trademarks, Etc. Schedule 3.14 lists any (a) domestic and foreign software licenses "Licenses", (b) trade names, trademarks, service marks, trademark registrations and applications and service mark registrations and applications and such unregistered rights as may exist through use (including trademarks, service marks, trade dress, brand names, logos and other names and slogans embodying goodwill) "Trademarks", (c) copyright registrations and applications "Copyright", (d) patents (including all reissues, division, continuations, continuations in part and extensions of any such patents) patent applications and patent disclosures and all other patent rights whether registered or not "Patents", (e) journals, knowhow (including proprietary knowhow and use and application knowhow), formulas, processes, product designs, manufacturing, engineering and other drawings, computer data bases and software technology, technical information, safety information, engineering data and design and engineering specifications, research records, market surveys and all promotional literature, customer and supplier lists and similar data and all derivatives of such material and improvements to such material "Knowhow" and
(f) other industrial and intellectual property owned by the Company and the Subsidiaries or used in the operation of the business of the Company or any Subsidiary (collectively, the "Intellectual Property") which Schedule indicates (i) the term and exclusivity of its rights with respect to the Intellectual Property and (ii) whether each item of Intellectual Property is owned or licensed by the Company or any Subsidiary, and if licensed, the licensor and the license fees therefor. Unless otherwise indicated in Schedule 3.14, the Company and the Subsidiaries have the right to use and license the Intellectual Property, and the consummation of the transactions contemplated hereby will not result in the loss or material impairment of any rights of the Company or any Subsidiary in the Intellectual Property. Each item constituting part of the Intellectual Property has been, to the extent indicated in Schedule 3.14, registered with, filed in or issued by, as the case may be, such government entity, domestic or foreign, as is indicated in Schedule 3.14; all such registrations, filings and issuances remain in full force and effect; and all fees and other charges with respect thereto are current. Except as stated in Schedule 3.14, there are no pending proceedings or adverse claims made or, to the knowledge of the Selling Group, threatened against the Company or any Subsidiary with respect to the Intellectual Property; there has been no litigation commenced or threatened in writing within the past five (5) years with respect to the Intellectual Property or the rights of the Company or any Subsidiary therein; and the Selling Group has no knowledge that (i) the Intellectual Property or the use thereof by the Company or any Subsidiary conflicts with any trade names, trademarks, service marks, trademark or service mark registrations or applications or copyright registrations or applications of others ("Third Party Intellectual Property"), or (ii) such Third Party Intellectual Property or its use by others or any other conduct of a third party conflicts with or infringes upon the Intellectual Property or its use by the Company or any Subsidiary.

         3.15    Employee Benefit Plans.

                 (a) Each employee benefit plan of any type, maintained or contributed to by the Company or any Subsidiary (collectively, the "Plans") is listed on Schedule 3.15, and has been administered and operated in all material respects in accordance with its terms and in compliance with applicable laws. Neither the Company nor any Subsidiary maintains any pension or retirement plan for its employees, and none of the Plans are required to be registered under the Income Tax Act or applicable provincial pension legislation. Except as set forth in Schedule 3.15, neither the execution and delivery of this Agreement by the Company and the Sellers or the consummation of the transactions contemplated hereby will (A) entitle any current or former employee of the Company or any Subsidiary to severance pay, unemployment compensation or any similar payment, or (B) accelerate the time of payment or vesting, or increase the amount of, any compensation due to any such employee or former employee. Neither the Company nor any Subsidiary has any formal plan or commitment to create any additional Plan or to modify or amend any existing Plan that would affect any employee. With respect to each of the Plans, the Company has delivered to Buyer true and complete copies of each of the following documents:

                  (i) a copy of the most current text of the Plan, including all amendments made thereto;

                 (ii) a copy of all employee communications relating to the Plan;

                (iii) a copy of the trust or other funding agreement, including all amendments made thereto in respect of any of the Plans which are funded, and the latest financial statements prepared in respect of such funds; and

                 (iv) each contract relating to the Plan pursuant to which the Company or any Subsidiary may have any liability, including insurance contracts, investment management agreements, administration or record-keeping agreements and the like.

         Except as disclosed in Schedule 3.15, none of the Plans provide benefits, including, without limitation, life insurance or medical benefits to employees following their retirement or other termination of service. There are no pending, threatened or anticipated claims against, or otherwise involving, any of the Plans by an Employee or a beneficiary, or otherwise, other than routine claims for benefits payable under a Plan.

                  (b) Other than the Plans, there are no retirement benefit schemes, pension schemes or other pension arrangements whether legally enforceable or not relating to the Company or any Subsidiary in operation.

                  (c) If the services of all of the employees of the Company or any Subsidiary had been terminated on the date of this Agreement, then the amount provided for in the Financial Statements as at that date for long- service leave and holiday pay would have been sufficient to provide for all long-service leave and holiday pay which would have then been due to (or properly accrued in favor of) such employees.

                  (d) Except as disclosed on Schedule 3.15, since the date of this Agreement, no emoluments, remuneration or fees have been paid or agreed by the Company to be paid to any director save for remuneration for the services of full time executive directors.

                  (e) Other than with respect to the Plans, the Company and each Subsidiary is not under any liability whatsoever for any superannuation payment or benefit, pension, retiring or other allowance or deferred compensation, nor is there any contract, agreement or arrangement whatsoever whereby or pursuant to which the Company or any Subsidiary is liable to be or become bound now or at any time in the future to pay any superannuation payment or benefit, pension, retiring or other allowance or deferred compensation to any person.

                  (f) There is no liability outstanding against the Company or any Subsidiary in relation to employer contributions to the Plans. Each Plan is fully funded by moneys on deposit sufficient to meet all claims against such Plan for the benefit of employees of the Company and the Subsidiaries or their dependents.

                  (g) The trustee of each Plan is the sole trustee of the Plan and has at all times complied with its obligations under the deed constituting the Plan and there are no outstanding claims or disputes between the Company and the Subsidiaries and any of their respective employees or any trade union with respect to such Plan.

                  (h) Each Plan and the trustee of the Plan has at all times complied with all legislation applicable to superannuation funds including (but without limitation) the Income Tax Assessment Act 1936 (Australia) and the Occupational Superannuation Standards Act of 1987.

                  (i) The deed constituting each Plan complies with all the relevant requirements contained in the Occupational Superannuation Standards Regulations.

                  (j) Each Plan has been properly constituted and any and all amendments to the trust deed constituting such Plan are valid and effective.

                  (k) Financial statements of each Plan have been properly kept and maintained and accurately disclose all liabilities of the such Plan.

                  (l) Each Plan has since July 1, 1988 been a complying superannuation fund for the purposes of Part IX of the Income Tax Assessment Act 1936 (Australia).

                  (m) The trustee of each Plan has not paid or transferred any amount, including without limitation any excess contributions or surplus funds, to the Company or any Subsidiary, prior to the Closing Date.

                  (n) All amounts of Tax required by law to be deducted by the Company or any Subsidiary from the salary or wages of employees have been duly deducted and, where appropriate, duly paid.


         3.16     Employees; Employee Relations.

                  (a) Schedule 3.16 sets forth (i) the name, date of hiring and current annual salary (or rate of pay) and other compensation (including, without limitation, normal bonus, profit-sharing and other compensation) now payable by the Company or any Subsidiary, directly or indirectly, to each person who is an employee under applicable laws, (ii) any increase to become effective after the date of this Agreement in the total compensation or rate of total compensation payable by the Company or any Subsidiary to each such person, (iii) all presently outstanding loans and advances (other than routine travel advances to be repaid or formally accounted for within sixty
         (60) days) made by the Company or any Subsidiary to, or made to the Company or any Subsidiary by, any director, officer or employee, (iv) all other transactions between the Company or any Subsidiary and any director, officer or employee of the Company or any Subsidiary, (v) all accrued but unpaid vacation pay owing to any officer or employee which is not disclosed on the Financial Statements, and (vi) particulars of all other material terms and conditions of employment of such persons including benefits and positions held. None of the advances represent amounts that, in accordance with GAAP, should have been expended by the Company or any Subsidiary.

                  (b) Except as disclosed on Schedule 3.16, neither the Company nor any Subsidiary is a party to, nor bound by, the terms of any collective bargaining agreement, and neither the Company nor any Subsidiary has experienced any labor difficulties during the last five
         (5) years. Except as set forth on Schedule 3.16, there are no labor disputes existing, or to the best knowledge of the Selling Group, threatened involving, by way of example, strikes, work stoppages, slowdowns, picketing, or any other interference with work or production, or any other concerted action by employees. No grievance or other legal action arising out of any collective bargaining agreement or relationship exists, or to the best knowledge of the Selling Group, is threatened. No charges or proceedings before the Labor Relations Board, or similar agency, exist, or to the best knowledge of the Selling Group, are threatened.

                  (c) The Company's and each Subsidiary's relationship with each of its employees is good and the Selling Group has no knowledge of any facts which would indicate that the Company's or any Subsidiary's employees will not continue in its employ on a basis acceptable to Buyer following the Closing. Except as disclosed on
         Schedule 3.16, neither the Company nor any Subsidiary is a party to any written contracts of employment or any oral contracts of employment which are not terminable on the giving of reasonable notice or pay in lieu of notice in accordance with applicable law and no inducements to accept employment with the Company or any Subsidiary were offered to any employees which have the effect of increasing the period of notice of termination to which any such employee is entitled. No legal proceedings, charges, complaints, or similar actions exist under any federal, provincial or local laws affecting the employment relationship including, but not limited to: (i) anti-discrimination statutes, including provincial or local laws prohibiting discrimination because of race, sex, religion, national origin, age and the like; (ii) the Employment Standards Act or other federal, state, provincial or local laws regulating hours of work, wages, overtime and other working conditions; (iii) requirements imposed by federal, state, provincial or local governmental contracts;
         (iv) provincial laws with respect to tortious employment conduct, such as slander, false light, invasion of privacy, negligent hiring or retention, intentional infliction of emotional distress, assault and battery, or loss of consortium; or (v) any occupational safety and health act, as well as any similar provincial laws, or other regulations respecting safety in the workplace; and to the best knowledge of the Selling Group, no proceedings, charges, or complaints are threatened under any such laws or regulations and no facts or circumstances exist which would give rise to any such proceedings, charges, complaints, or claims, whether valid or not. Neither the Company nor any Subsidiary is subject to any settlement or consent decree with any present or former employee, employee representative or any government or Agency relating to claims of discrimination or other claims in respect to employment practices and policies; no government or Agency has issued a judgment, order, decree or finding with respect to the labor and employment practices (including practices relating to discrimination) of the Company or any Subsidiary.

                  (d) With respect to each person employed by the Company or any Subsidiary (i) the Company or such Subsidiary hired such person in compliance with all applicable immigration and naturalization laws and (ii) the Company and the Subsidiaries have complied with all recordkeeping and other regulatory requirements under any immigration and naturalization laws.

                  (e) Except as disclosed on Schedule 3.16, neither the Company nor any Subsidiary has incurred any liability or obligation under any federal, state or provincial laws relating to the closure of facilities or the termination or lay off of employees.

                  (f) The Company and the Subsidiaries have complied with all applicable employment legislation, regulations, programs or policies, including, without limitation, worker's compensation legislation, human rights legislation, health and safety legislation, and employment equity legislation and has made all deductions and remittances to governmental authorities under applicable laws.

                  (g) The Company and the Subsidiaries have complied with all fair wages, hours of work and employment equity requirements applicable to any contracts for work which it obtained from any government.

                  (h) The Company and the Subsidiaries are in compliance with their obligations under the Employer's Health Tax Act and there are no unpaid taxes, penalties, interest, garnishment orders or other court proceedings outstanding or pending pursuant to the Employer's Health Tax Act.

         3.17 Insurance. Schedule 3.17 contains a list of the policies and contracts (including insurer, named insured, type of coverage, limits of insurance, required deductibles or co-payments, annual premiums and expiration date) for fire, casualty, liability and other forms of insurance maintained by, or for the benefit of, the Company and the Subsidiaries. All such policies are in full force and effect and are adequate for the business in which the Company and the Subsidiaries engage. Neither the Company nor the Sellers has received any notice of cancellation or non-renewal or of significant premium increases with respect to any such policy. Except as disclosed on Schedule 3.17, no pending claims made by or on behalf of the Company or any Subsidiary under such policies have been denied or are being defended against third parties under a reservation of rights by an insurer of the Company or any Subsidiary. All premiums due prior to the date hereof for periods prior to the date hereof with respect to such policies have been timely paid, and all premiums due before the Closing Date for periods between the date hereof and the Closing Date will be timely paid.

         3.18 Accounts Receivable. The accounts receivable set forth in the Financial Statements, the accounts receivable listed on Schedule 1.2(j) and those accounts receivable accruing through the Closing Date represent valid and bona fide sales to third parties incurred in the ordinary course of business, collectible in accordance with their terms, subject to no defenses, set-offs or counterclaims, except to the extent of any reserves for doubtful accounts reflected in the January 31, 1996 balance sheet included in the Current Financial Statements and the Subsidiary Financial Statements.

         3.19 Inventories. The inventories reflected in the Financial Statements and the Subsidiary Financial Statements, the inventory listed on
Schedule 1.2(k) and inventories acquired since January 31, 1996 consist of items of a quality and quantity which are useable or saleable in the ordinary course of business of the Company and the Subsidiaries, and inventories of below standard quality or not useable in the business of the Company and the Subsidiaries have been written down in value in accordance with good business practices to estimated net realizable market values or adequate reserves have been provided therefor in the Financial Statements and the Subsidiary Financial Statements. Since March 31, 1995, all of the inventories have been maintained at adequate levels for the business of the Company and the Subsidiaries in the normal course consistent with past practice and taking into account normal seasonality, no change has occurred in such inventories which affects or will affect their useability or salability, no writedown of the value of such inventories has occurred or is required under the Company's or any Subsidiary's normal valuation policy or GAAP, and no additional amounts have been reserved with respect to such inventories. Except as disclosed on Schedule 3.19, no inventory is held by the Company or any Subsidiary pursuant to consignment, sale or return, sale on approval or similar arrangements.

         3.20 Interests in Customers, Suppliers, Etc. Except as disclosed on Schedule 3.20, no shareholder, officer, director or affiliate of the Company or any Subsidiary possesses, directly or indirectly, any financial interest in, or is a director, officer, employee or affiliate of, any corporation, firm, association or business organization which is a client, supplier, customer,
lessor, lessee, sublessor, sublessee or competitor of the       Company or any
Subsidiary.

         3.21 Business Relations. Except as set forth in Schedule 3.21, to the best knowledge and belief of the Selling Group, no customer or supplier of the Company or any Subsidiary will cease to do business with the Company or any Subsidiary after the consummation of the transactions contemplated hereby. Except as set forth in Schedule 3.21, neither the Company nor any Subsidiary has experienced any difficulties in obtaining any inventory items necessary to the operation of its business. Neither the Company nor any Subsidiary is required to provide any bonding or other financial security arrangements in any material amount in connection with any transactions with any of its customers or suppliers.

         3.22 Officers and Directors. Set forth on Schedule 3.22 is a list of the current officers and directors of the Company and each Subsidiary.

         3.23 Bank Accounts and Powers of Attorney. Schedule 3.23 sets forth each bank, savings institution and other financial institution with which the Company or any Subsidiary has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto. Each person holding a power of attorney or similar grant of authority on behalf of the Company or any Subsidiary is identified on Schedule 3.23. Except as disclosed on such Schedule, neither the Company nor any Subsidiary has given any revocable or irrevocable powers of attorney to any person, firm, corporation or organization relating to its business for any purpose whatsoever.

         3.24 Accuracy of Information Furnished. Any information furnished to Buyer by the Company or the Sellers prior to, at or after the date of this Agreement, in the Schedules hereto, or otherwise is, or when furnished will be, true and correct in all material respects. Such information states, or when furnished will state, all material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements are made, not misleading.

         3.25 Availability of Documents. The Selling Group has made available for inspection by Buyer and its representatives true, correct, and complete copies of the Articles of Association, Memorandum of Association (or Constitution as the case may be) of the Company and the Subsidiaries, all written agreements, arrangements, commitments, and documents referred to in the Schedules attached hereto, and the corporate minute books of the Company and the Subsidiaries. Such corporate minute books contain the minutes of all of the meetings of shareholders, board of directors, and any committees of the Company and the Subsidiaries that have been held preceding the date hereof and all written consents to action executed in lieu thereof.

         3.26 Brokerage, Financial Advisor or Finder Fees. No agent, advisor, broker, person or firm acting on behalf of the Selling Group is, or will be, entitled to any commission or broker's, advisor's or finder's fees from
any of the parties hereto, or from any of their respective affiliates   in
connection with any of the transactions contemplated hereby.

         3.27     Absence of Certain Changes or Events.  Except as set forth in
Schedule 3.27 or in another Schedule to this Agreement, or as otherwise contemplated by this Agreement, since March 31, 1995, there has not been (a) any damage, destruction or casualty loss to the physical properties of the Company or any Subsidiary (whether or not covered by insurance), materially and adversely affecting the business, operations, prospects or financial condition of the Company or any Subsidiary, (b) any material adverse change in the business, operations, financial condition or results of operations or prospects of the Company or any Subsidiary, (c) any entry into any transaction, commitment or agreement (including, without limitation, any borrowing) material to the Company or any Subsidiary, except transactions, commitments or agreements in the ordinary course of business consistent with past practice, and which, if occurring after the date hereof, would be in compliance with Section 5.1, (d) any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property with respect to the Company's or any Subsidiary's capital stock or other securities, any repurchase, redemption or other acquisition by the Company or any Subsidiary of any capital stock or other securities, or any agreement, arrangement or commitment by the Company or any Subsidiary to do so, (e) any increase in the compensation payable or to become payable by the Company or any Subsidiary to its directors, officers, employee or agents or any increase in the rate or terms of any bonus, pension or other employee benefit plan, payment or arrangement made to, for or with any such directors, officers, employees or agents, (f) any sale, transfer or other disposition of, or the creation of any Lien upon, any part of the Company's or any Subsidiary's assets, tangible or intangible, except for sales of inventory and use of supplies and collections of accounts receivables in the ordinary course of business consistent with past practice, or any cancellation or forgiveness of any debts or claims by the Company or any Subsidiary, (g) any change in the relations of the Company or any Subsidiary with or loss of its customers or suppliers, or any loss of business or increase in the cost of inventory items or change in the terms offered to customers, which would materially and adversely affect the business, operations or financial condition of the Company or any Subsidiary, or (h) any capital expenditure (including any capital leases) or commitment therefor by the Company or any Subsidiary in excess of $50,000 (New Zealand).

         3.28     Security Matters.

                  (a) The Selling Group understands and acknowledges that the Purchase Shares have not been registered for sale under the United States Securities Act of 1933, as amended (the "Securities Act"), or any applicable securities laws, and such Purchase Shares are being offered and sold by SSI in reliance upon exemptions from the registration requirements of such applicable acts. Accordingly, the Selling Group recognizes that, until the Purchase Shares may be sold pursuant to an exemption from registration (a minimum of two years after the sale of the Purchase Shares) or are registered under the Securities Act and any applicable securities laws as provided in
         Section 5.7 hereof, the Purchase Shares will not be freely transferable and that the Selling Group must continue to bear the economic risk of the investment in the

         Purchase Shares until the Purchase Shares are registered in accordance with Section 5.7 hereof.

                  (b) The Selling Group further understands and agrees that this Agreement is made with SSI in reliance upon the Selling Group's representations to SSI, which by the Selling Group's execution of this Agreement, the Selling Group hereby confirms, that each member of the Selling Group is not a citizen or resident of the United States of America, is acquiring the Purchase Shares for investment for their own account and not with a view to the resale or distribution of the Purchase Shares within, or to citizens or residents of, the United States of America, and except as disclosed to SSI in writing is not purchasing the Purchase Shares for the account or benefit of a citizen or resident of the United States of America or any partnership or corporation organized or incorporated under the laws of any jurisdiction in the United States of America and at the time it is executing this Agreement, is outside the United States of America. By executing this Agreement, each member of the Selling Group further represents that they have no present intention of selling, transferring, granting any participation in, or otherwise distributing any of the Purchase Shares otherwise than pursuant to an effective registration statement under the Securities Act as contemplated by
         Section 5.7 hereof. Each member of the Selling Group represents that they have no contract, undertaking, agreement, arrangement or understanding with any person to sell, transfer, grant any participation in, or otherwise distribute any of the Purchase Shares to any person.

                  (c) Each member of the Selling Group represents and warrants to SSI that (i) such member of the Selling Group is an "accredited investor" as that term is defined in Regulation D promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act and has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of their prospective investment in the Purchase Shares; (ii) such member of the Selling Group has received and reviewed all such financial and other information and records of SSI as they considered necessary or appropriate in deciding whether to purchase the Purchase Shares, and SSI has made available to such member of the Selling Group the opportunity to ask questions of, and to receive answers and to obtain additional information from, representatives of SSI; (iii) all such additional information has been provided to and reviewed by such member of the Selling Group; and (iv) such member of the Selling Group has the ability to bear the economic risks of its investment in the Purchase Shares. Such member of the Selling Group is not acquiring the Purchase Shares based upon any representation, oral or written, by SSI, or any representative of SSI with respect to the future value of, income from, or tax consequences relating to the Purchase Shares, but rather upon an independent examination and judgement as to the prospects of SSI. Further, such member of the Selling Group acknowledges that no federal or state administrative entity responsible for securities registration or enforcement has made any recommendation or endorsement of the Purchase Shares or any findings as to the fairness of an investment in the Purchase Shares.

                  (d) Until the Purchase Shares have been registered under the Securities Act pursuant to the registration contemplated by Section
         5.7 hereof, all certificates for the Purchase Shares shall bear substantially the following legends and any additional legend required pursuant to applicable laws governing the Purchase Shares.

                  THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED FOR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), THE SECURITIES ACT OF TEXAS, AS AMENDED (THE "TEXAS ACT"), OR ANY OTHER DOMESTIC OR FOREIGN SECURITIES LAWS (COLLECTIVELY, THE "SECURITIES ACTS"), AND HAVE BEEN ISSUED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH ACTS. THE SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN ANY MANNER, NOR MAY THEY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF TO A NATIONAL OF THE UNITED STATES OF AMERICA OR IN THE UNITED STATES OF AMERICA, EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE SECURITIES ACTS OR (ii) UPON THE ISSUANCE TO THE COMPANY OR ITS TRANSFER AGENT OF AN OPINION OF COUNSEL, BOTH OPINION AND COUNSEL SATISFACTORY TO THE COMPANY, OR THE SUBMISSION TO THE COMPANY OR ITS TRANSFER AGENT OF SUCH OTHER EVIDENCE, AS MAY BE SATISFACTORY TO THE COMPANY OR ITS TRANSFER AGENT, THAT SUCH PROPOSED SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OR ANY APPLICABLE SECURITIES ACTS.

         Any assignment or endorsement of the certificates representing the Purchase Shares which is in violation of the restrictions on transfer provided above will not be recognized by SSI, nor will any assignee or endorsee of such shares be recognized as the owner thereof by SSI.


                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to the Selling Group as follows:

         4.1 Organization and Authorization. SSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, United States of America, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Hybrid is a corporation duly organized, validly existing and capable of suing and being sued under the laws of New Zealand, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Buyer has full corporate power, capacity and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby. The execution and delivery of this Agreement and such other agreements and documents by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by Buyer and no other corporate action on the part of Buyer is necessary to authorize the transactions contemplated hereby. This

Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

         4.2 No Violations. The execution and delivery of this Agreement and the other agreements and documents contemplated hereby by Buyer and the consummation of the transactions contemplated hereby will not (a) violate any provision of the articles of incorporation or bylaws of SSI or the Constitution of Hybrid, (b) violate any statute, rule, regulation, order or decree of any public body or authority by which Buyer or its properties or assets are bound, or (c) result in a violation or breach of, or constitute a default under or result in the creation of any encumbrance upon, or create any rights of termination, cancellation or acceleration in any person with respect to any agreement, contract, indenture, mortgage or instrument to which Buyer is a party or any of its properties or assets is bound.

         4.3 Consents. Except as set forth in Schedule 4.3, no consent, approval or other authorization of any governmental authority or third party is required as a result of or in connection with the execution and delivery of this Agreement and the other agreements and documents to be executed by Buyer or the consummation by Buyer of the transactions contemplated hereby.

         4.4 Brokerage, Financial Advisor or Finder Fees. No agent, advisor, broker, person or firm acting on behalf of the Buyer is or will be entitled to any commission or broker's, advisor's or finder's fees from any of the parties hereto, or from any of their respective affiliates, in connection with any of the transactions contemplated hereby.

         4.5     Capitalization.   The authorized capital stock of SSI consists
of (a) 10,000,000 shares of Buyer Common Stock, par value $.01 per share, of which 4,205,035 shares were issued and outstanding at February 7, 1996 and (b) 400,000 shares of Buyer Preferred Stock, par value $.01 per share, of which no shares were issued and outstanding at February 7, 1996.

         4.6 Title to Common Stock. SSI has the requisite corporate power and authority to issue and deliver the Purchase Shares to the Selling Group subject to limitations imposed by state and federal securities laws. Upon conveyance of the Australia Shares pursuant to and in accordance with the terms of this Agreement, the Purchase Shares to be delivered to the Selling Group as herein contemplated will be duly authorized, validly issued, fully paid and nonassessable and upon such delivery will vest in the Selling Group good and marketable title to such shares, free and clear of all liens, security interests, encumbrances, preemptive rights, charges, adverse claims, options, rights, contracts, calls or commitments whatsoever, except for limitations imposed by state and federal securities laws. Neither this Agreement nor consummation of the transactions contemplated hereby will trigger any registration rights or similar obligations in favor of any person with respect to Buyer Common Stock.

         4.7 Information. SSI delivered to the Selling Group copies of the following Commission filings and press releases of SSI: (a) Annual Report on Form 10-K, as filed with the Commission, for the fiscal year ended March 31, 1995; (b) proxy statement, as filed with the Commission, relating to the annual meeting of stockholders held on August 10, 1995; (c) 1995 annual report, as filed with the Commission; (d) all other reports and registration statements filed by SSI with the Commission since April 1, 1995; and (e) copies of all press releases issued by SSI during the period from April 1, 1995 to the date of this Agreement. All reports and proxy statements furnished to the Selling Group pursuant to this Section 4.7 conform in all material respects to the requirements of the rules and regulations promulgated by the Commission, and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         4.8 Financial Statements of SSI. The audited balance sheet of SSI as of March 31, 1995 and the related statement of earnings, stockholders' equity and cash flows for the year then ended (the "Audited Statements"), copies of which have been furnished to the Selling Group, have been prepared in conformity with generally accepted accounting principles ("U.S. GAAP") consistently applied and have been certified without qualification by Grant Thornton. The Audited Statements present fairly the financial condition, retained earnings, assets and liabilities of SSI as of the date set forth therein and the results of operations and cash flows of SSI for the period covered thereby in conformity with U.S. GAAP. Except to the extent (and not in excess of the amounts) reflected on the Audited Statements, SSI has no liabilities or obligations whether accrued, absolute, contingent, unasserted or otherwise (including, without limitation, taxes payable and deferred taxes and interest accrued required to be reflected in the Audited Statements or the notes thereto) other
than accrued liabilities incurred in the ordinary course        of business
consistent with past practice.

         4.9     Operations of SSI.  Since March 31, 1995:

                 (a) The operations of SSI have been conducted in the usual and customary manner;

                 (b)     No extraordinary losses have been sustained by SSI;
         and

                 (c) There has been no material adverse change in the business, financial condition or operations of SSI and its consolidated subsidiaries taken as a whole.

         4.10 Litigation or Investigation of SSI. Except as described in the documents referred to in Section 4.7, there is no material action, suit, proceeding or investigation pending or, to SSI's knowledge, threatened against SSI, either at law or in equity, before or by any Agency. SSI is not the subject of any injunction, stop order, judgment or consent decree or any kind.


                                   ARTICLE V
                       COVENANTS; REGISTRATION OF SHARES

         5.1 Course of Conduct by the Company and each Subsidiary. From the date hereof through and until the Closing Date, except as approved in writing by Buyer or as otherwise permitted or contemplated by this Agreement, the Company's and each Subsidiary's business shall be conducted only in the ordinary course of business consistent with past practice, and the Selling Group shall cause the Company and each Subsidiary to comply with the following covenants:

                  (a) Capital Expenditures. Neither the Company nor any Subsidiary shall make any capital expenditures or commitments therefor which, when combined with capital expenditures or commitments therefor after January 31, 1996, would exceed $25,000 (New Zealand).

                  (b) Articles of Association, Etc. Neither the Company nor any Subsidiary shall make any change in its Articles of Association, Memorandum of Association (or Constitution as the case may be).

                  (c)     Stock Issuance; Redemptions; Reorganizations.
         Neither the Company nor any Subsidiary shall (i) issue, grant, or dispose of, or make any agreement, arrangement, or commitment obligating the Company or any Subsidiary to issue, grant, or dispose of any capital shares or other securities of the Company or any Subsidiary, (ii) redeem or acquire, or make any agreement, arrangement, or commitment obligating the Company or any Subsidiary to redeem or acquire, any shares of capital stock or other securities of the Company or any Subsidiary, or (iii) authorize or effect or make any agreement, arrangement or commitment obligating the Company or any Subsidiary to effect, any reorganization, recapitalization, or split-up of such capital stock of the Company or any Subsidiary.

                  (d) Employee Matters. Neither the Company nor any Subsidiary shall make any increase in the compensation payable or to become payable to any of the officers of the Company or any Subsidiary. Except in the ordinary course of business consistent with past practice, neither the Company nor any Subsidiary shall (i) make any increase in the compensation payable or to become payable to any of the employees, or agents of the Company or any Subsidiary, or (ii) make, amend, or enter into any employment contract or any bonus, incentive, stock option, profit sharing, pension, retirement, stock purchase, hospitalization, medical reimbursement, insurance, severance benefit, or other similar plan or arrangement or make any voluntary contribution to any such plan or arrangement.

                  (e) Insurance Coverage. The Company and each Subsidiary shall maintain, or have maintained on its behalf, insurance coverage for the benefit of the Company on the same basis as, or on a substantially equivalent basis to, the current insurance coverage described in Schedule 3.17.

                  (f) Business Organization. The Company and each Subsidiary shall use commercially reasonable efforts to preserve intact its business organization and to keep available the services of its present officers and employees as a group.

                  (g) Maintenance of Property. The Company and each Subsidiary shall maintain its real property, equipment and other tangible personal property in its present operating condition and repair, ordinary wear and tear excepted. The Company and each Subsidiary will fully perform and pay for all maintenance, painting, repairs, alterations and other work required to be performed by the Company and each Subsidiary as lessee under the Real Property Leases listed on Schedule 3.7.

                  (h) Relations with Suppliers, Customers, Etc. The Company and each Subsidiary will use commercially reasonable efforts to preserve its relationships with its material suppliers, customers and others having material business dealings with it and shall not change or modify or commit to change or modify any terms offered to customers. The Company promptly shall notify Buyer if the Company or any Subsidiary is informed by any of its customers or suppliers that such customer or supplier will or may cease to do business with the Company or any Subsidiary either prior to or following the Closing.

                  (i) Incurrence of Debt. Neither the Company nor any Subsidiary will voluntarily incur or assume, whether directly or by way of guaranty or otherwise, any material obligation or liability, except obligations and liabilities incurred in the ordinary course of business, consistent with past practice.

                  (j) Liens. Neither the Company nor any Subsidiary will mortgage, pledge, encumber, create or allow any Liens not existing on the date hereof upon any properties or assets, tangible or intangible, except Liens created in the ordinary course of business, consistent with past practice.

                  (k) Disposition of Assets. Neither the Company nor any Subsidiary will sell, transfer or otherwise dispose of any of its tangible property or assets, except for inventory and supplies sold, disposed of or consumed and accounts receivable collected or written off in the ordinary course of business, consistent with past practice. Neither the Company nor any Subsidiary will cancel or forgive any debts or claims except or in the ordinary course of business, consistent with past practice.

                  (l) Agreements, Leases and Licenses. Neither the Company nor any Subsidiary will amend, terminate before the end of its term, or allow to lapse any material agreement, lease, license or permit to which it is a party or of which it is the holder.

                  (m) Accounting Practices. Neither the Company nor any Subsidiary will make any material changes in its accounting methods, principles or practices, except as required by GAAP.

                  (n) Changes in Business Practice. Neither the Company nor any Subsidiary will take any action, the purpose or effect of which is to shift income from post-closing periods to the pre-closing period or to defer expenses from the pre-closing period to post-closing periods which action is not in the ordinary course of business, consistent with past practice.

                  (o) Transactions with Affiliates. Neither the Company nor any Subsidiary will enter into any agreement, arrangement or transaction with, or make any payment, distribution, loan or advance to, any affiliate of the Company or any Subsidiary or any officer, director or shareholder of the Company or any Subsidiary, except for salaries and travel advances consistent with past practices or as otherwise specifically permitted by this Agreement.

                  (p) Material Transactions. Neither the Company nor any Subsidiary will enter into any other agreement, course of action or transaction material to it, except in the ordinary course of business, consistent with past practice.

                  (q) Dividends. Neither the Company nor any Subsidiary shall declare, make or pay any dividend or other distribution upon or in respect of its share capital.

                  (r) Name Changes. Neither the Company nor any Subsidiary shall change its name or grant to any party the right to use the name of Company or the Subsidiary (as the case may be).

         5.2 Noncompetition. Each member of the Selling Group acknowledges that they possess the experience and capabilities to own, manage, operate, join, control or participate in the ownership, management, operation or control of, a business that, or a business organization a part of which, engages in the hardware or software reseller or technical services businesses, and that the noncompetition provisions of Section 5.2 below will not prevent each member of the Selling Group from earning a livelihood. Each member of the Selling Group understands and acknowledges that (a) Buyer shall be entitled to protect the going concern value of the Company to the full extent permitted by law, (b) the restrictions set forth herein are reasonable given the nature of the Company's and each Subsidiary's business, (c) the only effective fair and reasonable manner in which the interests of the Buyer can be protected is by the restraints set forth in this Agreement, (d) each member of the Selling Group has received adequate consideration for the restraint obligations undertaken in this Agreement, and (e) Buyer would not have entered into this Agreement absent the provisions of this Section 5.2.

                  (a) For the purpose of protecting the Buyer in respect of the goodwill of the Company and the Subsidiaries and for consideration set out in this Agreement, the Selling Group covenants with Buyer that the members of the Selling Group shall not, without first obtaining the written consent of Buyer, do any of the following:

                    (i) within a period of 3 years from the Closing Date carry on the Restricted Activities anywhere in Australia;

                   (ii) within a period of 2 years from the Closing Date carry on the Restricted Activities anywhere in Australia;

                  (iii) within a period of 1 year from the Closing Date carry on the Restricted Activities anywhere in Australia;

                   (iv) within a period of 3 years from the Closing Date carry on the Restricted Activities anywhere in New Zealand;

                    (v) within a period of 2 years from the Closing Date carry on the Restricted Activities anywhere in New Zealand;

                   (vi) within a period of 1 year from the Closing Date carry on the Restricted Activities anywhere in New Zealand;

                  (vii) within a period of 3 years from the Closing Date carry on the Restricted Activities anywhere in New South Wales;

                 (viii) within a period of 2 years from the Closing Date carry on the Restricted Activities anywhere in New South Wales;

                   (ix) within a period of 1 year from the Closing Date carry on the Restricted Activities anywhere in New South Wales;

                    (x) within a period of 3 years from the Closing Date carry on the Restricted Activities anywhere in metropolitan Auckland;

                   (xi) within a period of 2 years from the Closing Date carry on the Restricted Activities anywhere in metropolitan Auckland;

                  (xii) within a period of 1 year from the Closing Date carry on the Restricted Activities anywhere in metropolitan Auckland;

                 (xiii) within a period of 3 years from the Closing Date carry on the Restricted Activities anywhere in metropolitan Sydney;

                  (xiv) within a period of 2 years from the Closing Date carry on the Restricted Activities anywhere in metropolitan Sydney; or

                   (xv) within a period of 1 year from the Closing Date carry on the Restricted Activities anywhere in metropolitan Sydney.

                 (b) During the three (3) years following the Closing Date, the Selling Group shall not induce or attempt to induce any employee of the Buyer, Company or any Subsidiary to leave employment with the Company or Buyer or to enter into employment with any other person, firm or corporation other than the Buyer.

                 (c) Each of the covenants contained in Section 5.2(a) is to be construed as a separate independent covenant severable from all other covenants contained in Section 5.2(a). If any of the separate covenants is found to be void, invalid or otherwise unenforceable, such unenforceability does not affect the validity of enforceability of any of the other separate covenants.

                 (d) It is intended by the parties that the restraints contained in this clause operate to the maximum extent permitted by applicable law. Each member of the Selling Group acknowledges that the duration, extent and application of the respective restrictions contained in this clause are not greater than is reasonably necessary for the protection of the interests of Buyer and the preservation of the goodwill relating to the business of the Company and its Subsidiaries but that, if such restriction is adduced by any court of competent jurisdiction to be void or unenforceable but would be valid if part of the wording of this clause was deleted and/or the period was reduced, those restrictions apply with such modifications as may be necessary to make this clause valid and effective.

                 (e) Except as set forth in the Schedules to this Agreement, the Selling Group has not allowed or consented to:

                    (i)   the use by any other person; or

                   (ii)   the registration as a business name,

         of a name the same or similar to any name used by the Company or any Subsidiary, or done or failed to do anything that may affect the continued use of any such name by the Company or any Subsidiary and pending the Closing shall not do so.

                 (f) As used in this Agreement, "Restricted Activities" means:

                    (i) supplying or canvassing or soliciting orders for the supply of any goods or services of the general description of those supplied by the business conducted by the Company or any Subsidiary before the Closing Date from any person, firm or company who or which has at any time within twelve (12) months before the Closing Date transacted business with the Company or any Subsidiary in connection with the business conducted by the Company or any Subsidiary or been identified as a prospective customer of the business conducted by the Company or any Subsidiary;

                   (ii) conducting any business of a type similar to or substitutable for the business conducted by the Company or any Subsidiary; and

                  (iii) communicating or divulging any confidential, secret or non-public information, knowledge or data relating to the Company or any Subsidiary, their respective customers, prospects, marketing plans or business to any other person other than Buyer;

         whether directly or indirectly and whether alone or with any other person or party in any capacity including, without limitation, as a consultant, a sales representative, an agent, a director or officer, an adviser, an employee (other than as an employee of Buyer), for any person, or a partner or jointly with any other person, or a member, shareholder and unitholder in any company, trust or business enterprise.

                 (g) The remedy at law for any breach or attempted breach by any member of the Selling Group of the provisions of this Section 5.2 will be inadequate and Buyer shall be entitled to temporary or permanent injunctive relief against any breach or attempted breach of such provision without the necessity of posting bond or proving actual damages. It is the express intention of the parties hereto to comply with all laws that may be applicable to this Section 5.2. Should any restriction contained in this Section 5.2 be found to exceed in duration or scope the restriction permitted by law, it is expressly agreed that the covenant not to compete contained in this Section 5.2 shall be reformed or modified by the final judgment of a court of competent jurisdiction to reflect a lawful and enforceable duration or scope.

         5.3 Approvals and Consents. The Selling Group shall use their respective best efforts (a) to cause all conditions to the obligations of Buyer under this Agreement over which they are able to exercise influence or control to be satisfied prior to the Closing Date and (b) to obtain promptly and to comply with all requisite statutory, regulatory or court approvals, third party releases and consents, and other requirements necessary for the valid and legal consummation of the transactions contemplated hereby.

         5.4 Investigations. The Selling Group shall provide Buyer, its representatives and agents, such access to the books and records of the Company and the Subsidiaries and furnish to Buyer, its representatives and agents, such financial and operating data and other information with respect to the businesses and properties of the Company and the Subsidiaries as they may reasonably request from time to time, and permit Buyer, its representatives and agents, to make such inspections of the Company's and each Subsidiary's real and personal properties as they may reasonably request. The Selling Group shall promptly arrange for Buyer, and its representatives and agents, to meet with such directors, officers, employees and agents of the Company and the Subsidiaries as requested.

         5.5 Tax Elections. No new elections with respect to Taxes or any changes in current elections with respect to Taxes affecting the Company or any Subsidiary shall be made after the date of this Agreement without prior written consent of Buyer.

         5.6 No Solicitation. Except with respect to Buyer and its affiliates, from the date hereof and until the earlier of the Closing or earlier termination, the Selling Group shall not, and the Selling Group shall cause the Company, the Subsidiaries and the respective officers, directors, employees, agents and representatives of the Selling Group, the Company and the Subsidiaries (including, without limitation, any investment banker, attorney or accountant retained by any of them) not to (a) initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to a merger, consolidation, sale of share capital or similar transaction involving, or any purchase of all or any significant portion of the assets (other than in the ordinary course of business) of, or any equity interest in, the Company or any Subsidiary (an "Acquisition Transaction"), or (b) engage in any negotiations concerning, or provide to any other person any information or data relating to the Company or any Subsidiary for the purposes of or have any discussions with any person relating to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage any effort or attempt by any other person to seek or effect, an Acquisition Transaction. The Selling Group shall promptly advise Buyer of, and communicate to Buyer the terms of, any such inquiry or proposal the Selling Group may receive.

         5.7      Registration of Purchase Shares.

                  (a) SSI meets the requirements for use of Form S-3 under the Securities Act and the rules and regulations of the Commission thereunder in connection with sales of Buyer Common Stock by shareholders of SSI.

                  (b) On the date the Registration Statement (as hereinafter defined and contemplated by this Section 5.7 shall become effective (the "Effective Date"), the Registration Statement and all documents incorporated therein by reference pursuant to Item 12 of Form S-3 (the "Incorporated Documents") shall conform in all material respects with the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, and neither the Registration Statement nor any Incorporated Documents will, as of the Effective Date of the Registration Statement and any amendment thereto and as of the applicable filing date of the prospectus included therein, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished to SSI by any member of the Selling Group for use in the Registration Statement or in Incorporated Documents.

                  (c) At any time during the period commencing on June 30, 1997 and ending on June 30, 1998, the Selling Group may make a written request to SSI for registration under the Securities Act of all of the Purchase Shares.

                  (d) Upon receipt of the Selling Group's written request for registration of the Purchase Shares, SSI shall as expeditiously as possible:

                          (i) file with the Commission a registration statement on Form S-3 (the "Registration Statement") to register under the Securities Act all of the Purchase Shares for sale by the Selling Group, and thereafter shall use its reasonable best efforts to cause such Registration Statement to become and remain effective as provided in this Section 5.7; and

                          (ii) furnish to the Selling Group such number of copies of the prospectus constituting a part of the Registration Statement as the Selling Group may reasonably request in order to facilitate the public sale of the Purchase Shares during the Registration Period;

                          (iii) use its reasonable best efforts to cause the Purchase Shares to be listed on each securities exchange or other securities trading market on which similar securities issued by SSI are then listed. Further, SSI shall prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be reasonably necessary to keep such Registration Statement effective until the earlier of (A) such time as the Selling Group has sold all of the Purchase Shares or (B) 180 days after the effective date of the Registration Statement (the period during which SSI is obligated to keep the Registration Statement effective hereinafter is referred to as the "Registration Period"); and

                          (iv) use its reasonable best efforts to register or qualify the Purchase Shares under such other securities or blue sky laws of any state or other applicable laws of such jurisdictions as the Selling Group shall reasonably request in writing to enable the Selling Group to consummate the public sale or other disposition of the Purchase Shares; provided that SSI shall not be required in connection therewith or as an election thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction and SSI shall not be required to register such shares in any foreign jurisdiction.

                  (e) SSI's obligations under Section 5.7 shall terminate unless the Selling Group shall furnish to SSI such information as SSI may reasonably request from the Selling Group for use in preparing the Registration Statement (and the prospectus included therein) and performing its other obligations under this Section 5.7.

                  (f) If within two (2) years following the Closing Date SSI files a registration statement in connection with an underwritten public offering, SSI will promptly give to each member of the Selling Group written notice thereof (which shall include the number of shares SSI proposes to register and, if known, the name of the proposed underwriter). SSI will use its commercially reasonable efforts to include in such registration all of the Purchase Shares specified in a written request from any member of the Selling Group within twenty
         (20) days after the date of delivery of written notice from SSI of the proposed offering. The Selling Group shall have no right to participate in the selection of an underwriter for an offering made by SSI.

                  (g) Subject to the satisfaction by SSI of its obligations pursuant to Section 5.7(d)(i) hereof, the refusal of the Commission to declare effective a Registration Statement on Form S-3 with respect to the Purchase Shares shall not in any way affect the validity or enforceability of any other provision of this Agreement.

                  (h) Except as set forth below, SSI will pay all reasonable and customary expenses of a registrant in connection with the registration of the Purchase Shares, including fees and expenses of counsel to SSI and of its independent public accountants, filing fees and other expenses charged by the Commission or by the securities regulatory authority of any state or other jurisdiction in which Purchase Shares are to be qualified and which are attributable to the registration or qualification of such shares, and printing expenses. Notwithstanding the foregoing, the Selling Group shall bear their own expenses in connection with the registration and sale of the Purchase Shares, including, without limitation, expenses of their own counsel, broker or dealer fees, discounts and expenses, and all transfer and other taxes on the sale of Purchase Shares.

         5.8 Information in Registration Statement. To the extent that any statements or omissions made in the Registration Statement or any Incorporated Documents are made in reliance upon and in conformity with information furnished to SSI by the Selling Group (including, without limitation, information concerning the method of sale of Purchase Shares), such Registration Statement, Incorporated Documents and amendments or supplements thereto will, when they become effective or are filed with the Commission, conform in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were or are made, not misleading.

         5.9 Holding the Purchase Shares. Each member of the Selling Group covenants and agrees that the Purchase Shares may not be offered for sale, sold or otherwise disposed of within the United States of America or to United States citizens or residents unless the Purchase Shares are subsequently registered under the Securities Act or an exemption from registration is available.

         5.10 Public Announcements. Without consent of all parties hereto, prior to the Closing, no party shall make any press release or public announcement with respect to the transactions contemplated by this Agreement.

         5.11 Release from Guarantees. After the Closing, Buyer will use its commercially reasonable best efforts to obtain the release of any member of the Selling Group from any outstanding guaranties which any such member of the Selling Group has provided to trade suppliers or lessors and will indemnify any member of the Selling Group from any liability relating thereto arising after the Closing Date.

         5.12 Employees. On the Closing Date, Buyer shall offer to employ all employees of the Sellers in New Zealand, engaged in the business of Sellers at the date hereof, at the wages or salaries paid by the Sellers as set forth in the Schedules to this Agreement on similar terms and conditions to those on which the employees are presently employed and with the same benefits (so far as reasonably possible); provided that the Sellers have made a full, fair and accurate disclosure of all such matters to the Buyer in writing prior to the date hereof. Buyer hereby acknowledges and covenants with the Sellers that in respect of those employees in New Zealand who accept the Buyer's offer, each of the employee's periods of service shall be deemed to have commenced on the date of employment by the Sellers and shall, notwithstanding the sale of the business evidenced by this Agreement, be deemed to be a continuous period of service which is not broken by the transfer of the business from the Sellers to the Buyer.

         The parties agree to cooperate and arrange such offers, the offers to be subject only to the condition that this sale and purchase is settled on the Closing Date in accordance with its terms and such offers shall become effective from Closing Date.

         Except as expressly provided elsewhere in this Agreement, other than in respect of the Sellers' employees who accept any offer made under this Section, Buyer shall have no liability or responsibility in respect of the Seller's employees whether for redundancy, holiday pay, or otherwise in respect of matters due or to become due to any such employee.

         5.13 Access to Books and Records. Buyer agrees to provide Sellers, and Sellers agree to provide Buyer, their respective accountants, counsel and other representatives during normal business hours and upon reasonable notice, for a period of six (6) years after the Closing Date, access to the books, records, tax returns, contracts and other underlying data and documentation relating to the Assets and the Australia Shares relating to the period prior to the Closing Date and to make available to the other party, personnel reasonably necessary for the purpose of enabling such party to review any records for such period. Buyer and Sellers agree that, for such six (6) year period, it will preserve and keep intact all such books and records.

         5.14 Change of Name. Within ten (10) days following the Closing Date, Sellers agree to file an amendment to their respective organizational documents in order to change the name of the Sellers to one that does not use the word "Essentially Group" or "Essentially Solutions" or any name similar to the foregoing names. Sellers shall do or cause to be done all other acts, including without limitation the payment of any fees required in connection with such change of names, to cause such amendments to become effective in New Zealand and all other jurisdictions in which Sellers transact business. After the Closing Date, Sellers shall not transact business as, or use in the conduct of its businesses or otherwise, the name "Essentially Group" or "Essentially Solutions" or any other similar name. None of the Sellers shall take any action to liquidate, wind up or dissolve until on or after September 1, 1997.

         5.15 Assignment of Contracts and Rights. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any claim, contract, license, real property lease, personal property lease, commitment, sales order or purchase order or any claim, right or benefit arising thereunder or resulting therefrom if the agreement to assign or attempt to assign, without the consent of a third party, would constitute a breach thereof or in any way adversely affect the rights of Buyer thereunder (the "Nonassignable Assets"). Sellers will use their best efforts to obtain consents to assignment of the Nonassignable Assets from all such third parties prior to the Closing Date, and following the Closing Date, will cooperate with Buyer and take all such other action as Buyer may reasonably request to obtain consents to assignment. Until such consent is obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Sellers or Buyer thereunder so that Buyer would not in fact receive all such rights, Buyer and Sellers will cooperate with each other in any arrangement designed to provide for Buyer the benefits of any such claim, contract, license, lease, commitment, sales order or purchase order. Such arrangements, to the extent provided in Section 1.5 in respect of liabilities or obligations thereunder arising or to be performed after the Closing Date, shall be subject to Buyer's obligation to undertake and perform Sellers' obligations under the Nonassignable Assets, arising or to be performed after the Closing Date. To the extent permitted by applicable law, in the event consents to the assignment thereof cannot be obtained, such Nonassignable Assets shall be held, as of and from the Closing Date, by Sellers in trust for Buyer, and the covenants and obligations thereunder shall be performed by Buyer in Sellers' name and all benefits and obligations existing thereunder shall be for Buyer's account. At all times prior to and following the Closing, Sellers shall take or cause to be taken such action in its name or otherwise as Buyer may reasonably request so as to provide Buyer the benefits of the Nonassignable Assets and to effect collection of money or other consideration to become due and payable under the Nonassignable Assets, and Sellers shall promptly pay over to Buyer all money or other consideration received by it in respect to all Nonassignable Assets. As of and from the Closing Date, Sellers authorize Buyer, to the extent permitted by applicable law and the terms of the Nonassignable Assets, at Buyer's expense, to perform all the obligations and receive all of Seller's benefits under the Nonassignable Assets, and appoints Buyer its attorney-in-fact to act in its name and on its behalf with respect thereto.



                                   ARTICLE VI
                       CONDITIONS TO OBLIGATIONS OF BUYER

         The obligation of Buyer to purchase the Assets and the Australia Shares, and to cause the other transactions contemplated hereby to occur at the Closing, shall be subject to the satisfaction of each of the following conditions at or prior to the Closing:

         6.1 Representations and Warranties. Each representation and warranty of the Selling Group contained in this Agreement and in any Schedule or other disclosure in writing from the Selling Group shall be true and correct when made, and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of the Closing Date.

         6.2 Covenants. All of the covenants and agreements herein on the part of the Selling Group to be complied with or performed on or before the Closing Date shall have been fully complied with and performed.

         6.3 Certificate. There shall be delivered to Buyer a certificate dated the Closing Date and signed by each member of the Selling Group to the effect set forth in Sections 6.1 and 6.2, which certificate shall have the effect of a representation and warranty made by the Selling Group on and as of the Closing Date.

         6.4 Absence of Litigation. No inquiry, action, suit, or proceeding shall have been asserted, threatened, or instituted (a) in which it is sought to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof, (b) which could, if adversely determined, result in any material adverse change in the business, operations or assets or the condition, financial or otherwise, or results of operations or prospects of the Company or any Subsidiary, or (c) which could, if adversely determined, have a material adverse effect on the right or ability of the Company or any Subsidiary to carry on its business as now conducted.

         6.5 Consents and Approvals. All material authorizations, consents, approvals, waivers and releases, if any, necessary for the Company, any Subsidiary and the Selling Group to consummate the transactions contemplated hereby shall have been obtained (including, without limitation, those consents and approvals set forth on Schedule 3.11 hereto) and copies thereof shall be delivered to Buyer.

         6.6 Certificates. The Selling Group shall have delivered to Buyer (a) an original or certified copy of the Certificate of Incorporation of the Company and each Subsidiary; and (b) a copy certified by the respective directors of the Company and each Subsidiary, dated the Closing Date, of the respective Articles of Association and Memorandum of Association (or Constitution as the case may be) of the Company and each Subsidiary.

         6.7 No Material Adverse Change. There shall not have been any material adverse change since March 31, 1995 in respect of the financial condition, results of operations, business, assets or prospects of the Company or any Subsidiary and neither the Company nor any Subsidiary shall have suffered any loss (whether or not insured) by reason of physical damage caused by fire, earthquake, flood, wind, accident or other calamity which could have a material adverse effect on the condition, financial or otherwise, results of operations or business, assets or prospects of the Company or any Subsidiary.

         6.8 No Transfers to Affiliates. Except as otherwise expressly contemplated by this Agreement, neither the Company nor any Subsidiary shall have distributed or transferred any of its assets or properties, or made any payments, to or for the benefit of any of its affiliates.

         6.9 Compliance with Section 5.1. Neither the Company nor any Subsidiary shall have entered into any agreement, commitment or transaction nor shall have taken any other action which would not be in compliance with each provision of Section 5.1.

         6.10 Deliveries Relating to Stock. The Company shall have tendered to SSI:

                  (a) Duly executed share transfers in respect of the Australia Shares, effecting the transfer of the same to SSI and/or the nominee of SSI.

                  (b) A resolution signed by the directors of Australia approving the said share transfers in terms of the Articles of Association (if the same shall be required) and directing that the same be registered by the Company forthwith upon the same being duly lodged at the registered office of the Company.

                  (c) A duly signed waiver by the Selling Group and any necessary other parties in respect of all rights of pre-emption conferred by the Constitution of Australia in respect of the Australia Shares.

                  (d) A duly signed withdrawal by any officers of Australia or any of its subsidiaries which officers have been appointed by the Selling Group revoking all existing authorities to banks in respect of the operation of any bank account or accounts in the name of Australia relating to the affairs of Australia or any of its subsidiaries in respect of any such officers appointed by the Selling Group.

                  (e) Duly signed resignations by any directors and secretary of Australia or any of its subsidiaries and confirmation that none of them have any claim upon any of such companies in respect of directors' fees, reimbursements of expenses, or remuneration or emoluments of any nature either relating to such resignation or in respect of any matter antecedent to the date of such resignations; provided that the directors of Australia serving immediately prior to the Closing Date shall agree to certify to any matters required in connection with the audit of the Company on a consolidated basis for the fiscal year ended March 31, 1996.

                  (f) The share certificates for the Australia Shares (or, if there are no certificates, written confirmation from the directors of the Company to that effect).

                  (g) In respect of Australia and each of its subsidiaries, originals or copies of each of the documents required to be held by Australia pursuant to section 189 of the Companies Act 1993, Australia's annual report and annual return (or, in each case, the equivalent documents under the Corporations Law of Australia) last income tax return, share certificates (if any), insurance policies in respect of unencumbered assets, accounting and taxation records, bank statements and check books, all correspondence and files and other records of the company, motor vehicle authorities and registration papers and all industrial, intellectual and commercial property rights including all trade names and agencies and all other industrial or technical know how with all appurtenant rights, and all books or records, documents of title and other documents pertaining to the affairs of Australia and its subsidiaries.

         6.11 Additional Deliveries Relating to the Assets. The Sellers shall have executed and delivered to Hybrid the conveyance documents, assignments, endorsements and instruments described in Section 8.3.

         6.12 Escrow Agreement. The Selling Group shall have executed and delivered to Buyer the Escrow Agreement in the form attached hereto as Exhibit B.

         6.13 Employment Agreements. Gary McNabb and David Colvin shall have executed and delivered to Buyer the employment agreements in the forms attached hereto and Exhibit C and Exhibit D, respectively (the "Employment Agreements").

         6.14 Satisfaction of Indebtedness; Repayment of Advances. The Selling Group shall have delivered to Buyer or shall be caused to be delivered to Buyer:

                  (a) evidence satisfactory to Buyer in its sole discretion regarding (i) the satisfaction in full of all indebtedness owed by the Company to Bancorp Investments Limited under that certain Loan and Debenture Agreement in the original principal amount of $2.4 million (New Zealand) dated August 18, 1995 and (ii) the complete release by Bancorp Investments Limited and its related parties (including but not limited to Bancorp Advisory Services Limited) of all of their right, title and interest in and to any shareholders agreement, contract, option or other agreement relating to the acquisition by Bancorp of any interest in any share capital or assets of the Company or any Subsidiary or any other right to compensation.

                  (b) evidence of the repayment of all advances included in the Assets that were made by Sellers to affiliates or associates of the Selling Group (other than Tony Clement), including those advances set forth in Schedules 3.16(4) and 3.16(5) and Buyer shall have received good funds representing all such payments at Closing.

         6.15 Government Filings. Buyer shall obtain on terms acceptable to the parties (reasonable conditions normally imposed will be deemed acceptable) all requisite consents under the Overseas Investment Regulations 1995 (New Zealand) for the implementation of this Agreement prior to 4:00 p.m. on April 2, 1996. Buyer shall use its commercially reasonable best endeavors to satisfy the foregoing condition by its due date. The Selling Group shall use their best commercially reasonable endeavors to comply with all requests for information or assistance which Buyer may reasonably require to enable it to satisfy the foregoing condition by the specified time.

         6.16 Bank Account Reconciliation. The Selling Group shall have delivered documentation satisfactory to Buyer verifying the outstanding balance on a date immediately prior to the Closing Date of each of the accounts in any bank or other depository institution or similar entity in which any of the Sellers or their subsidiaries maintain any deposits or securities, together with a listing of all checks or drafts outstanding and a reconciliation of the balances in such accounts as of the Closing Date.


                                   ARTICLE VII
                 CONDITIONS TO OBLIGATIONS OF THE SELLING GROUP

         The obligations of the Selling Group to cause the transactions contemplated hereby to occur at the Closing shall be subject, except as the Selling Group may waive in writing, to the satisfaction of each of the following conditions at or prior to the Closing:

         7.1 Representations and Warranties. Each representation and warranty of Buyer contained in this Agreement and in any Schedule or other disclosure in writing from Buyer shall be true and correct when made, and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of the Closing Date.

         7.2 Covenants of Buyer. All of the covenants and agreements herein on the part of Buyer to be complied with or performed on or before the Closing Date shall have been fully complied with and performed.

         7.3 Certificate of Buyer. Buyer shall have delivered to the Selling Group a certificate dated the Closing Date and signed by the Chief Executive Officer, President or a Vice President of Buyer to the effect set forth in Sections 7.1 and 7.2, which certificate shall have the effect of a representation and warranty made by Buyer on and as of the Closing Date.

         7.4 Absence of Litigation. No inquiry, action, suit or proceeding shall have been asserted, threatened, or instituted in which it is sought to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof.

         7.5 Consents and Approvals. All material authorizations, consents, approvals, waivers and releases, if any, necessary for Buyer to consummate the transactions contemplated hereby shall have been obtained (including, without limitation, those set forth in Schedule 4.3) and delivered to the Selling Group.

         7.6 Certificates. Buyer shall have delivered to the Selling Group (a) a certificate of the appropriate governmental authority, dated as of a date not more than ten (10) days prior to the Closing Date, attesting to the existence and good standing of SSI in the State of Texas; (b) copies, certified by the Secretary of SSI, of the articles of incorporation and all amendments thereto of SSI; (c) a copy, certified by the Secretary of SSI, dated the Closing Date, of the bylaws of SSI; (iv) a certificate, dated the Closing Date, of the Secretary of SSI relating to the incumbency and corporate proceedings in connection with the consummation of the transactions contemplated hereby; (v) an original or certified copy of the Certificate of Incorporation of Hybrid; and (vi) a copy certified by a director of Hybrid, dated the Closing Date, of the Articles of Association, Memorandum of Association (or Constitution as the case may be) of Hybrid.

         7.7      Bill of Sale, Assignment and Assumption Agreement.   Hybrid
shall have executed and delivered to the Sellers the Bill of Sale, Assignment and Assumption Agreement in the form attached hereto as Exhibit A.

         7.8 Escrow Agreement. Buyer shall have executed and delivered to the Selling Group the Escrow Agreement in the form attached hereto as Exhibit B.

         7.9 Employment Agreements. Buyer shall have executed and delivered to Gary McNabb and David Colvin the Employment Agreements in the forms attached hereto as Exhibits C and D, respectively.

         7.10 Total Consideration. Buyer shall deliver the Total Consideration to the Sellers and the Escrow Agent in the manner provided by
Section 2.1 of this Agreement.


                                   ARTICLE VIII
                                    CLOSING

         8.1 Closing. Unless this Agreement is first terminated as provided in Section 9.1, and subject to the satisfaction or waiver of all the conditions set forth in Articles VI and VII, the closing of the transactions contemplated hereby (the "Closing") shall occur simultaneously as follows: the consummation of the purchase and sale of the Australia Shares and the Assets shall take place at the offices of Buddle Findlay, Auckland, New Zealand, or at such other location as is agreed to by Buyer and the Selling Group, on (i) April 2, 1996, or (ii) such other date as the parties may agree upon in writing (the "Closing Date").

         8.2 Delivery of the Shares. At the Closing, the Company shall deliver or cause to be delivered to SSI the stock certificate(s), if any, evidencing all of the Australia Shares, duly endorsed or accompanied by duly executed stock powers assigning all such Shares to SSI and otherwise in good form for transfer.

         8.3 Conveyance of the Assets. At the Closing, the Company, NZ and Wgtn shall execute and deliver to Hybrid, in form and substance acceptable to Hybrid (a) appropriate forms of assignments of the Real Property Leases, together with any consents to such assignment required under the terms of the Real Property Leases, (b) a Bill of Sale, Assignment and Assumption Agreement in the form attached hereto as Exhibit A conveying to Hybrid all items of personalty included among the Assets, (c) assignments of each of the Personal Property Leases listed on Schedule 1.2(c) and the licenses, agreements and instruments listed on Schedule 1.2(d) and Schedule 1.2(f) and (d) all other assignments, endorsements and instruments of transfer as shall be necessary or appropriate to carry out the intent of this Agreement and as shall be sufficient to vest in Hybrid title to all of the Assets and all right, title and interest of the Company, NZ and Wgtn thereto. If requested by Hybrid, such documents shall be in a form suitable for recording.

         8.4 Payments to the Selling Group. At the Closing, Buyer shall deliver the Total Consideration in accordance with Section 2.1 of this Agreement.

         8.5 Prorations. All expenses and outgoings and incomings of a periodical or recurring nature in respect of the Assets, (including lease rentals and rates for the current year and utility charges for the billing periods including the Closing Date) shall be apportioned pro rata among the Company, NZ and Wgtn, on the one hand, and Hybrid, on the other hand, as of the Closing Date. If the amount of real estate taxes for the current year and the amount of utility charges for the billing periods including the Closing Date are not ascertainable on the Closing Date, such taxes and utility charges shall be apportioned based on the immediately preceding tax year and billing periods; provided, however, that such taxes and utility charges shall be reapportioned based on actual taxes and charges promptly after such amounts are ascertained.

                                  ARTICLE IX
                         TERMINATION PRIOR TO CLOSING

         9.1      Termination.

                  (a) This Agreement may be terminated and abandoned at any time prior to the Closing Date;

                            (i) By the written mutual consent of Buyer and the Selling Group;

                           (ii) By Buyer on the Closing Date if any of the conditions set forth in Article VI shall not have been fulfilled on or prior to the Closing Date;

                          (iii) By the Selling Group on the Closing Date if any of the conditions set forth in Article VII shall not have been fulfilled on or prior to the Closing Date;

                           (iv) By either Buyer or the Selling Group if the Closing shall not have occurred on or before June 30, 1996; and

                            (v) By Buyer, upon written notice to Selling Group, if the examination of the Company and the Subsidiaries, including its assets, liabilities, operations, business and prospects, by Buyer, or its representatives or agents, discloses the existence or nonexistence of any matters or things that, in the sole judgment of Buyer, would be reasonably likely to result in a material loss or damage to Buyer, the Company or any Subsidiary or a material diminution in value of the Company or any Subsidiary.

                  (b) Any termination pursuant to this Article IX shall not affect the obligations of the parties under Section 5.10 hereof and shall be without prejudice to the terminating party's rights and remedies under this Agreement by reason of any violation of this Agreement occurring prior to such termination. In the event of a termination pursuant to this Article IX, each party shall bear its own costs and expenses incurred with respect to the transactions contemplated hereby.


                                  ARTICLE X
                               INDEMNIFICATION

         10.1    Buyer's Losses.

                 (a) Each member of the Selling Group jointly and severally agrees to indemnify and hold harmless Buyer and Australia and their respective directors, officers, employees, representatives, agents, and attorneys from, against, for and in respect of any and all Buyer's Losses (as defined below) suffered, sustained, incurred or required to be paid by any of them by reason of (i) any representation or warranty made by the Selling Group in or pursuant to this Agreement (including, without limitation, the representations and warranties contained in any certificate delivered pursuant to Section 6.3) being untrue or incorrect in any respect;
         (ii) any failure by the Selling Group to observe or perform their covenants and agreements set forth in this Agreement or any other agreement or document executed by them in connection with the transactions contemplated hereby; (iii) the violation of any law prior to the Closing; (iv) the presence on the Closing Date of any Hazardous Substances in, on, under, at, or emanating from, any property currently or formerly owned or operated by the Company or any Subsidiary; (v) any violation of Environmental Requirements by the Company or any Subsidiary or any other third party in connection with any property owned or operated by the Company occurring prior to the Closing Date; or (vi) any on-site or off-site transport or disposal of Hazardous Substances by or on behalf of the Company or any Subsidiary occurring prior to the Closing Date. Buyer's Losses associated with any matter described in subsections (v)-(vi) or under subsection (i) in connection with a breach of the representation and warranty contained in Section 3.8 shall include, without limitation, any and all costs incurred due to any investigation of any property or any remediation, response, cleanup, removal, or restoration required by a federal, provincial, or local agency or political subdivision or by Environmental Requirements (collectively referred to as "Remediation"); any claim for damages or personal injury or death arising from the handling, storage, treatment, incineration, release, spill, or disposal of Hazardous Substances or the environmental condition of any such property; and the costs of repairing or restoring any damaged property after the performance of any Remediation. The term "Buyer's Losses" expressly includes those Buyer's Losses that arise as a result of strict liability, whether arising under Environmental Requirements or otherwise. This indemnification thus is intended to include, and does include any Buyer's Losses arising as a result of any strict liability imposed or threatened to be imposed on the parties covered by this indemnification in connection with any of the indemnified events described in Section 10.1(a).

                 (b) "Buyer's Losses" shall mean all damages (including, without limitation, amounts paid in settlement with the Selling Group's consent, which consent may not be unreasonably withheld), losses, obligations, liabilities, liens, deficiencies, costs (including, without limitation, reasonable attorneys' fees), penalties, fines, interest, monetary sanctions and expenses, including, without limitation, reasonable attorneys' fees and costs incurred to comply with injunctions and other court and agency orders, and other costs and expenses incident to any suit, action, investigation, claim or proceeding or to establish or enforce Buyer's or such other persons' right to indemnification hereunder.

                 THE FOREGOING INDEMNIFICATION OF BUYER SHALL APPLY WHETHER OR NOT ANY NEGLIGENCE OF BUYER IS ALLEGED OR PROVEN.

         10.2    Selling Group's Losses.

                 (a) Buyer agrees to indemnify and hold harmless the Selling Group, and their respective directors, officers, employees, representatives, agents, and attorneys from, against, for and in respect of any and all Selling Group's Losses (as defined below) suffered, sustained, incurred or required to be paid by the Selling Group by reason of (i) any representation or warranty made by Buyer in or pursuant to this Agreement (including, without limitation, the representations and warranties contained in any certificate delivered pursuant to Section 7.3) being untrue or incorrect in any respect; or (ii) any failure by Buyer to observe or perform its covenants and agreements set forth in this Agreement or any other agreement or document executed by it in connection with the transactions contemplated hereby.

                 (b) "Selling Group's Losses" shall mean all damages (including, without limitation, amounts paid in settlement with Buyer's consent, which consent may not be reasonably withheld), losses, obligations, liabilities, claims, deficiencies, costs (including, without limitation, reasonable attorneys' fees) and expenses, including, without limitation, reasonable attorneys' fees and costs incurred to comply with injunctions and other court and agency orders, and other costs and expenses incident to any suit, action, investigation, claim or proceeding or to establish or enforce the Selling Group's or such other persons' right to indemnification hereunder.

                 THE FOREGOING INDEMNIFICATION OF THE SELLING GROUP SHALL APPLY WHETHER OR NOT ANY NEGLIGENCE OF THE SELLERS IS ALLEGED OR PROVEN.

                 (c) Notwithstanding any other provision of this Agreement to the contrary:

                  (i) Buyer hereby agrees to indemnify the Sellers, and each of them against (A) any income taxes required to be paid by Sellers which
         directly relate to the         structure of this transaction as a
         purchase of the Assets in New Zealand rather than the acquisition of the shares of capital stock of Sellers, and which would not have otherwise been incurred or paid if shares of stock of Sellers had been sold to Buyer, and in connection therewith, Buyer agrees that the value of the intangible assets included in the Assets will be allocated by Buyer only to goodwill and customer lists (the "Structure Losses") and (B) all direct costs and expenses incurred and paid by Sellers within six (6) months following the Closing Date arising out of any claims by employees of Sellers for technical redundancy caused by the transactions contemplated hereby. Sellers shall immediately notify Buyer of the pendency of any such claims as soon as Sellers become aware of any such claims;

                 (ii) Buyer agrees that if the value of inventory included in the Assets as reflected in the Audit is equal to or less than $1,500,000 (New Zealand) Buyer will not write-up the value of the inventory acquired, and if the value of the inventory reflected in the Audit is greater than $1,500,000 (New Zealand), and Buyer elects to write-up such inventory, Buyer agrees to indemnify the Sellers, and each of them against any income taxes required to be paid by Sellers that relate directly to the write-up of such inventory ("Inventory Losses").

                 (iii) Buyer acknowledges and agrees that the indemnity provided in this Section 10.2(c) is in addition to any other remedies in favor of the Sellers contained in this Agreement; provided, however, that the indemnification by Buyer with respect to Structure Losses and Inventory Losses, respectively, shall not exceed in total for each of Structure Losses and Inventory Losses, respectively, the sum of the first $50,000 (New Zealand) of either Structure Losses or Inventory Losses plus 50% of the next $150,000 (New Zealand) of either Structure Losses or Inventory Losses. Any claim for indemnification relating to Structure Losses or Inventory Losses shall not be made or asserted after August 31, 1998.

         10.3 Notice of Loss. Except to the extent set forth in the next sentence, Buyer and the Selling Group will not have any liability under the indemnity provisions of this Agreement with respect to a particular matter unless a notice setting forth in reasonable detail the breach or other matter which is asserted has been given to the Indemnifying Party (as defined below) and, in addition, if such matter arises out of a suit, action, investigation, proceeding or claim, such notice is given promptly, but in any event within thirty (30) days after the Indemnified Party (as defined below) is given notice of the claim or the commencement of the suit, action, investigation or proceeding. Notwithstanding the preceding sentence, failure of the Indemnified Party to give notice hereunder shall not release the Indemnifying Party from its obligations under this Article X, except to the extent the Indemnifying Party is actually prejudiced by such failure to give notice. With respect to Buyer's Losses and Remediation, the Selling Group shall be the Indemnifying Party and Buyer, Australia and their respective directors, officers, employees, representatives, agents and attorneys shall be the Indemnified Parties. With respect to the Selling Group's Losses, Buyer shall be the Indemnifying Party and the Selling Group and their respective directors, officers, employees, representatives, agents and attorneys shall be the Indemnified Party.

         10.4 Right to Defend. Upon receipt of notice of any suit, action, investigation, claim or proceeding for which indemnification might be claimed by an Indemnified Party, the Indemnifying Party shall be entitled to defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding at its own cost and expense, and the Indemnified Party must cooperate in any such defense or other action. The Indemnified Party shall have the right, but not the obligation, to participate at its own expense in defense thereof by counsel of its own choosing, but the Indemnifying Party shall be entitled to control the defense unless the Indemnified Party has relieved the Indemnifying Party from liability with respect to the particular matter or the Indemnifying Party fails to assume defense of the matter. In the event the Indemnifying Party shall fail to defend, contest or otherwise protect in a timely manner against any such suit, action, investigation, claim or proceeding, the Indemnified Party shall have the right, but not the obligation, thereafter to defend, contest or otherwise protect against the same and make any compromise or settlement thereof and recover the entire cost thereof from the Indemnifying Party including, without limitation, reasonable attorneys' fees, disbursements and all amounts paid as a result of such suit, action, investigation, claim or proceeding or the compromise or settlement thereof; provided, however, that the Indemnified Party must send a written notice to the Indemnifying Party of any such proposed settlement or compromise, which settlement or compromise the Indemnifying Party may reject, in its reasonable judgment, within thirty (30) days of receipt of such notice. Failure to reject such notice within such thirty (30) day period shall be deemed an acceptance of such settlement or compromise. The Indemnified Party shall have the right to effect a settlement or compromise over the objection of the Indemnifying Party; provided, that if (a) the Indemnifying Party is contesting such claim in good faith or (b) the Indemnifying Party has assumed the defense from the Indemnified Party, the Indemnified Party waives any right to indemnity therefor. If the Indemnifying Party undertakes the defense of such matters, the Indemnified Party shall not, so long as the Indemnifying Party does not abandon the defense thereof, be entitled to recover from the Indemnifying Party any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than the reasonable costs of investigation undertaken by the Indemnified Party with the prior written consent of the Indemnifying Party.

         10.5 Cooperation. The Selling Group, Buyer and each of their affiliates, successors and assigns shall cooperate with each other in the defense of any suit, action, investigation, proceeding or claim by a third party and, during normal business hours, shall afford each other access to their books and records and employees relating to such suit, action, investigation, proceeding or claim and shall furnish each other all such further information that they have the right and power to furnish as may reasonably be necessary to defend such suit, action, investigation, proceeding or claim, including, without limitation, reports, studies, correspondence and other documentation relating to any governmental agency or administrative matters.

         10.6 Survival. All representations and warranties and all covenants, agreements and obligations made by the Selling Group or Buyer in this Agreement, or in any instrument or document furnished in connection with this Agreement or the transactions contemplated hereby, shall survive the Closing and any investigation at any time made by or on behalf of any Indemnified Party.

         10.7 Satisfaction of Claims from Escrow. Buyer shall have the right and option of recovering amounts owed pursuant to Section 10.1 for Buyer's Losses and Remediation from the Selling Group or from the funds held in escrow in accordance with the Escrow Agreement.

         10.8 Waiver of Contribution and Indemnification. Each member of the Selling Group hereby waives and releases any rights of indemnification or contribution such member of the Selling Group may have against the Australia as a result of any payment made by the member of the Selling Group under this
Article X.


                                  ARTICLE XI
                                MISCELLANEOUS

         11.1 Entire Agreement. This Agreement (including the exhibits and schedules hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof, and no party shall be liable or bound to the other in any manner by any representations or warranties not set forth herein.

         11.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any rights, interests, or obligations hereunder may be assigned by any party hereto without the prior written consent of all other parties hereto, and any purported assignment in violation of this Section 11.2 shall be null and void, provided, however, that Buyer may assign, in its sole discretion, without consent of the other parties hereto, any or all of its rights, interests and obligations hereunder to any direct or indirect parent or majority owned subsidiary of Buyer.

         11.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

         11.4 Headings. The headings of the articles and sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

         11.5 Construction. As used in this Agreement, the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular article, section, paragraph, or other subdivision.

         11.6 Modification and Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, and this Agreement may be modified or amended by a written instrument executed by Buyer and the Selling Group. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

         11.7 Schedules, Etc. All exhibits and schedules annexed hereto are expressly made a part of this Agreement as though fully set forth herein, and all references to this Agreement herein or in any such exhibits or schedules shall refer to and include all such exhibits and schedules.

         11.8 Notices. Any notice, request, instruction, document or other communication to be given hereunder by any party hereto to any other party hereto shall be in writing and validly given if (a) delivered personally, (b) sent by facsimile, (c) delivered by overnight express, or (d) sent by registered or certified mail, postage prepaid, as follows:

         If to Buyer:

                 Software Spectrum, Inc.
                 2140 Merritt Drive
                 Garland, Texas U.S.A. 75041
                 Attention: President
                 Facsimile No.:  (214) 864-7889

         If to the Selling Group:

                 The Essentially Group Limited
                 33 College Hill
                 Ponsonby
                 Auckland, New Zealand
                 Facsimile No.: 0064 9 3074 097

or at such other address for a party as shall be specified by like notice. Any notice which is delivered personally, or sent by telecopy or overnight express in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party. Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the third day after the day it is so placed in the mail.

         11.9    GOVERNING LAW.

                 (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF NEW ZEALAND.

                 (b) IF A DISPUTE ARISES OUT OF THIS AGREEMENT AND IF THE DISPUTE CANNOT BE RESOLVED THROUGH NEGOTIATION, THE PARTIES AGREE TO SUBMIT ANY SUCH DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT TO NON- BINDING MEDIATION PRIOR TO BRINGING SUCH CLAIM, CONTROVERSY OR DISPUTE IN AN ARBITRAL TRIBUNAL, COURT OR ANY OTHER TRIBUNAL. THE MEDIATION SHALL BE CONDUCTED IN AUCKLAND, NEW ZEALAND THROUGH EITHER AN INDIVIDUAL MEDIATOR OR A MEDIATOR APPOINTED BY A MEDIATION SERVICES ORGANIZATION, THE AUCKLAND DISTRICT LAW SOCIETY OR OTHER BODY EXPERIENCED IN THE MEDIATION OF GENERAL BUSINESS DISPUTES, AGREED UPON BY SELLERS' REPRESENTATIVE AND BUYER AND, FAILING SUCH AGREEMENT WITHIN A REASONABLE PERIOD OF TIME AFTER EITHER PARTY HAS NOTIFIED THE OTHER OF ITS DESIRE TO SEEK MEDIATION OF ANY CLAIM, CONTROVERSY OR DISPUTE (NOT TO EXCEED FIFTEEN (15) DAYS), BY THE AMERICAN ARBITRATION ASSOCIATION IN ACCORDANCE WITH ITS RULES GOVERNING MEDIATION. THE COSTS AND EXPENSES OF MEDIATION, INCLUDING COMPENSATION AND EXPENSES OF THE MEDIATOR (AND EXCEPT FOR THE ATTORNEYS' FEES INCURRED BY EITHER PARTY), SHALL BE BORNE BY THE PARTIES EQUALLY.

                 (c) IF THE SELLERS' REPRESENTATIVE AND BUYER ARE UNABLE TO RESOLVE THE CLAIM, CONTROVERSY OR DISPUTE WITHIN SIXTY (60) DAYS AFTER THE MEDIATOR HAS BEEN CHOSEN, THEN ANY SUCH CONTROVERSY OR DISPUTE SHALL BE FINALLY SETTLED BY ARBITRATION IN ACCORDANCE WITH THE TERMS HEREOF. SUCH ARBITRATION MAY BE INITIATED BY EITHER PARTY SERVING UPON THE OTHER NOTICE (I) STATING THAT THE NOTIFYING PARTY DESIRES TO HAVE SUCH CONTROVERSY REVIEWED BY A BOARD OF THREE ARBITRATORS, AND (II) NAMING ONE PERSON WHOM SUCH PARTY CHOOSES TO ACT AS ONE OF THE THREE ARBITRATORS. WITHIN FIFTEEN (15) DAYS AFTER RECEIPT OF SUCH A NOTICE, THE OTHER PARTY SHALL DESIGNATE ONE PERSON TO ACT AS ARBITRATOR AND SHALL NOTIFY THE PARTY REQUESTING ARBITRATION OF SUCH DESIGNATION AND THE NAME OF THE PERSON SO DESIGNATED. IF THE PARTY UPON WHOM A REQUEST FOR ARBITRATION IS SERVED SHALL FAIL TO DESIGNATE ITS ARBITRATOR WITHIN FIFTEEN (15) DAYS AFTER RECEIPT OF SUCH A NOTICE, THEN THE ARBITRATOR DESIGNATED BY THE PARTY REQUESTING ARBITRATION SHALL ACT AS THE SOLE ARBITRATOR TO RESOLVE THE CONTROVERSY AT HAND.

                 (d) IF BOTH PARTIES HAVE DESIGNATED AN ARBITRATOR, THE TWO ARBITRATORS DESIGNATED AS AFORESAID SHALL PROMPTLY SELECT A THIRD ARBITRATOR. IF THE TWO ARBITRATORS CHOSEN BY THE PARTIES HERETO ARE NOT ABLE TO AGREE ON SUCH THIRD

         ARBITRATOR WITHIN THIRTY (30) DAYS AFTER THE SECOND ARBITRATOR IS DESIGNATED, UNLESS SUCH TIME IS EXTENDED BY THE PARTIES, THEN EITHER ARBITRATOR, ON FIVE (5) DAYS' NOTICE TO THE OTHER, SHALL APPLY TO THE AMERICAN ARBITRATION ASSOCIATION TO DESIGNATE AND APPOINT SUCH THIRD ARBITRATOR AS PROMPTLY AS PRACTICABLE.

                 (e) THE PARTIES AGREE THAT ALL ARBITRATORS CHOSEN PURSUANT TO SECTION 11.9(c) AND (d) ABOVE SHALL NOT IN ANY MANNER BE RELATED TO OR AFFILIATED WITH BUYER OR SELLERS.

                 (f) EXCEPT AS OTHERWISE SET FORTH HEREIN, THE ARBITRAL PROCEEDINGS SHALL BE CONDUCTED IN AUCKLAND, NEW ZEALAND IN THE ENGLISH LANGUAGE AND IN ACCORDANCE WITH AND SUBJECT TO THE INTERNATIONAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION IN EFFECT FROM TIME TO TIME.

                 (g) THE DECISION IN WRITING OF THE ARBITRATOR(S) SO SELECTED OR APPOINTED SHALL BE FINAL AND CONCLUSIVE UPON BOTH PARTIES. THE COSTS AND EXPENSES OF ARBITRATION, INCLUDING THE COMPENSATION AND EXPENSES OF THE ARBITRATOR(S), SHALL BE BORNE BY THE PARTIES AS THE ARBITRATOR(S) MAY DETERMINE. EITHER PARTY MAY APPLY TO ANY COURT WHICH HAS JURISDICTION FOR AN ORDER CONFIRMING THE AWARD. ANY RIGHT OF EITHER PARTY TO JUDICIAL ACTION ON ANY MATTER SUBJECT TO ARBITRATION HEREUNDER IS HEREBY WAIVED, EXCEPT SUIT TO ENFORCE THE ARBITRATION AWARD.

         11.10 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

         11.11 Expenses and Finders' Fees. The Selling Group and Buyer will bear their own costs and expenses associated with the transactions contemplated hereby, including the payment of any agents' or finders' fees due in connection with the transactions contemplated hereby.

         11.12 Third Party Beneficiaries. Except as otherwise specifically provided in the Agreement, no individual or firm, corporation, partnership, or other entity shall be a third-party beneficiary of the representations, warranties, covenants, and agreements made by any party hereto.

         11.13 Number and Gender of Words. Whenever the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

         11.14 New Zealand Currency. All currency amounts set forth herein, or in any document executed in connection with this Agreement, except as otherwise noted, shall refer to New Zealand currency.

         11.15 Further Assurances. From time to time after the Closing, at the request of any other party but at the expense of the requesting party, Buyer or the Selling Group, as the case may be, will execute and deliver any such other instruments of conveyance, assignment and transfer, and take such other action as the other party may reasonably request in order to consummate the transactions contemplated hereby.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.


                                        ESSENTIALLY GROUP LIMITED

                                        By: /s/ Gary McNabb
                                           ------------------------------------
                                        Name: Gary McNabb
                                             ----------------------------------
                                        Title: Director
                                              ---------------------------------


                                        By: /s/ R. Parkinson
                                           ------------------------------------
                                        Name: R. Parkinson
                                             ----------------------------------
                                        Title: Director
                                              ---------------------------------


                                        ESSENTIALLY GROUP (NZ) LIMITED

                                        By: /s/ Gary McNabb
                                           ------------------------------------
                                        Name: Gary McNabb
                                             ----------------------------------
                                        Title: Director
                                              ---------------------------------


                                        By: /s/ R. Parkinson
                                           ------------------------------------
                                        Name: R. Parkinson
                                             ----------------------------------
                                        Title: Director
                                              ---------------------------------


                                        ESSENTIALLY SOFTWARE
                                        (WELLINGTON)
                                        LIMITED

                                        By: /s/ Gary McNabb
                                           ------------------------------------
                                        Name: Gary McNabb
                                             ----------------------------------
                                        Title: Director
                                              ---------------------------------


                                        By: /s/ R. Parkinson
                                           ------------------------------------
                                        Name: R. Parkinson
                                             ----------------------------------
                                        Title: Director
                                              ---------------------------------

                                        THE MCNABB FAMILY TRUST


                                        By: /s/ R. Parkinson
                                           ------------------------------------
                                           Robert Parkinson, Trustee


                                        By: /s/ Gary John McNabb
                                           ------------------------------------
                                           Gary John McNabb, Trustee



                                        MCNABB NO. 2 FAMILY TRUST


                                        By: /s/ A. L. McNabb
                                           ------------------------------------
                                           Anna Louise McNabb, Trustee


                                        By: /s/ R. Parkinson
                                           ------------------------------------
                                           Robert Parkinson, Trustee


                                        By: /s/ Gary John McNabb
                                           -------------------------------------
                                           Gary John McNabb, Trustee



                                        MCNABB NO. 3 FAMILY TRUST


                                        By: /s/ A. L. McNabb
                                           ------------------------------------
                                           Anna Louise McNabb, Trustee


                                        By: /s/ Gary John McNabb
                                           ------------------------------------
                                           Gary John McNabb, Trustee


                                        By: /s/ R. Parkinson
                                           ------------------------------------
                                           Robert Parkinson, Trustee

                                        RMAD TRUST


                                        By: /s/ Gary John McNabb
                                           ------------------------------------
                                           Gary John McNabb, Trustee


                                        By: /s/ R. Parkinson
                                           ------------------------------------
                                           Robert Parkinson, Trustee


                                         /s/ David Colvin
                                        ---------------------------------------
                                        David Colvin, Individually


                                         /s/ Gary John McNabb
                                        ---------------------------------------
                                        Gary John McNabb, Individually



                                        SOFTWARE SPECTRUM, INC.


                                        By: /s/ Richard Sims
                                           ------------------------------------
                                        Name: Richard Sims
                                             ----------------------------------
                                        Title: President
                                              ---------------------------------


                                        SOFTWARE SPECTRUM (NZ) LIMITED


                                        By: /s/ Richard Sims
                                           ------------------------------------
                                        Name: Richard Sims
                                             ----------------------------------
                                        Title: Director
                                              ---------------------------------

- - ------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                CERTIFICATE NUMBER:
MARSH & MOLENNAN, INC.                               CERTIFICATE OF INSURANCE                               BAM       #8139
- - ------------------------------------------------------------------------------------------------------------------------------------
PRODUCER

 Marsh & McLennan, Incorporated                       THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO
 2200 Ross Avenue                                     RIGHTS UPON THE CERTIFICATE HOLDER OTHER THAN THOSE PROVIDED IN THE POLICY.
 3300 Texas Commerce Tower                            THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE
 Dallas, TX  75201-7988                               POLICIES LISTED HEREIN.
 Sally Dillenback                                     ------------------------------------------------------------------------------
                                                                          COMPANIES AFFORDING COVERAGE
                                                      ------------------------------------------------------------------------------
                                                      COMPANY         A VIGILANT INSURANCE CO
                                                      LETTER
- - ------------------------------------------------------------------------------------------------------------------------------------
INSURED                                               COMPANY         B TEXAS PACIFIC INDEMNITY CO
                                                      LETTER
  Software Spectrum, Inc.                             ------------------------------------------------------------------------------
  Attn:  Karen Meador                                 COMPANY         C
  2140 Merritt Drive                                  LETTER
  Garland, TX  75041                                  ------------------------------------------------------------------------------
                                                      COMPANY
                                                      LETTER          D

- - ------------------------------------------------------------------------------------------------------------------------------------
COVERAGES
- - ------------------------------------------------------------------------------------------------------------------------------------
THIS IS TO CERTIFY THAT POLICIES OF INSURANCE LISTED HEREIN HAVE BEEN ISSUED TO THE INSURED NAMED HEREIN FOR THE POLICY PERIOD
INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THE
CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES LISTED HEREIN IS SUBJECT TO ALL THE TERMS,
CONDITIONS AND EXCLUSIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.
- - ------------------------------------------------------------------------------------------------------------------------------------
 CO  TYPE OF INSURANCE                 POLICY NUMBER   POLICY EFFECTIVE   POLICY EXPIRATION                     LIMITS
LTR                                                    DATE (MM/DD/YY)     DATE (MM/DD/YY)
- - ------------------------------------------------------------------------------------------------------------------------------------
 A   GENERAL LIABILITY                (96)3531-14-59       4/30/95             4/30/96      GENERAL AGGREGATE             $  2000000
     /X/ COMMERCIAL GENERAL LIABILTY                                                        PRODUCTS-COMP/OP AGG          $  2000000
     / / / / CLAIMS MADE /X/ OCCUR.                                                         PERSONAL & ADV INJURY         $  1000000
     / / OWNER'S CONTRACTOR'S PROT.                                                         EACH OCCURRENCE               $  1000000
     / / __________________________                                                         FIRE DAMAGE (ANY ONE FIRE)    $   100000
     / / __________________________                                                         MED. EXPENSE (ANY ONE PERSON) $    10000
- - ------------------------------------------------------------------------------------------------------------------------------------
     AUTOMOBILE LIABILITY
     / / ANY AUTO                                                                           COMBINED SINGLE LIMIT         $
     / / ALL OWNED AUTOS                                                                    BODILY INJURY (PER PERSON)    $
     / / SCHEDULED AUTOS                                                                    BODILY INJURY (PER ACCIDENT)  $
     / / HIRED AUTOS                                                                        PROPERTY DAMAGE               $
     / / NON-OWNED AUTOS
- - ------------------------------------------------------------------------------------------------------------------------------------
     GARAGE LIABILITY
     / / ANY AUTO                                                                           AUTO ONLY - EA ACCIDENT       $
     / /                                                                                    OTHER THAN AUTO ONLY          $
     / /                                                                                    EACH ACCIDENT                 $
     / /                                                                                    AGGREGATE                     $
     / /
- - ------------------------------------------------------------------------------------------------------------------------------------
 B   EXCESS LIABILITY                 (96)7972-04-17       4/30/95             4/30/96      EACH OCCURRENCE               $  5000000
     /X/ UMBRELLA FORM                                                                      AGGREGATE                     $  5000000
     / / OTHER THAN UMBRELLA FORM
- - ------------------------------------------------------------------------------------------------------------------------------------
     WORKERS' COMPENSATION AND                                                              STATUTORY LIMITS              $
     EMPLOYERS LIABILITY                                                                    EACH ACCIDENT                 $
                                                                                            DISEASE - POLICY LIMIT        $
                                                                                            DISEASE - EACH EMPLOYEE       $
- - ------------------------------------------------------------------------------------------------------------------------------------
     OTHER


- - ------------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS


- - ------------------------------------------------------------------------------------------------------------------------------------
CERTIFICATE HOLDER                                        CACELLATION

  Riverport Commerce Center, Inc                          SHOULD ANY OF THE POLICIES LISTED HEREIN BE CANCELLED BEFORE THE
  Attn:  Reed Boone                                       EXPIRATION DATE THEREOF, THE INSURER AFFORDING COVERAGE WILL ENDEAVOR TO
  P.O. Box 58098                                          MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED HEREIN, BUT
  Louisville, KY  40258                                   FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF
                                                          ANY KIND UPON THE INSURER AFFORDING COVERAGE, ITS AGENTS OR
                                                          REPRESENTATIVES, OR THE ISSUER OF THIS CERTIFICATE.
                                                          --------------------------------------------------------------------------
                                                          MARSH & MCLENNAN, INCORPORATED
                                                          BY:        /s/ RONALD J. BROTHERS
                                                          --------------------------------------------------------------------------
                                                          MMI 1 (8/95)           VALID AS OF:    3/07/96
- - ------------------------------------------------------------------------------------------------------------------------------------





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